                                                                   EXHIBIT 10.23

                              BUILD-TO-SUIT LEASE
                              -------------------


  THIS BUILD-TO-SUIT LEASE ("Lease") is made and entered into as of the 20th day of April, 1995, by and between BRITANNIA DEVELOPMENTS, INC., a California corporation ("Landlord"), and TULARIK INC., a California corporation ("Tenant").

                         THE PARTIES AGREE AS FOLLOWS:

                                    1.  PROPERTY
                                        --------

  1.1   Lease of Property.
        -----------------

        (a) Landlord leases to Tenant and Tenant hires and leases from Landlord, on the terms, covenants and conditions hereinafter set forth, the building (the "Initial Building") to be constructed pursuant to Article 5 hereof and Exhibit C
                                                                       ---------
attached hereto on the real property described in Exhibit A attached hereto (the
                                                  ---------
"Site"), to consist of a two-story office and laboratory building containing approximately 66,127 square feet (measured in accordance with the BOMA standard most closely applicable to a two-story, single-tenant building of this nature). The location of the Initial Building on the Site is intended to be substantially as shown for "Building B" on the site plan attached hereto as Exhibit B. The
                                                              ---------
Initial Building and the other improvements to be constructed, pursuant to
Article 5 hereof and Exhibit C attached hereto, on the portion of the Site
                     ---------
designated as "Phase I" on Exhibit B attached hereto (the "Phase I Site") are
                           ---------
sometimes referred to collectively herein as the "Improvements," and the Improvements and the Phase I Site are sometimes referred to collectively herein as the "Property." The parking areas, driveways, sidewalks, landscaped areas and other portions of the Phase I Site that lie outside the exterior walls of the Initial Building, as depicted on the site plan attached hereto as Exhibit B,
                                                                      ---------
are sometimes referred to herein as the "Common Areas." The Site is part of The Britannia Biotechnology Center in South San Francisco, California.

        (b) As an appurtenance to Tenant's leasing of the Initial Building pursuant to Section 1.1(a), Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, (i) those portions of the Common Areas improved from time to time for use as parking areas, driveways, sidewalks, landscaped areas, or for other common purposes, and (ii) all easements, access rights and similar rights and privileges relating to or appurtenant to the Property and created or existing from time to time under any easement agreements, declarations of covenants, conditions and restrictions, or other written agreements now of record with respect to the Site, including (but not limited to) the portion of the Site designated as "Phase II" on Exhibit B attached hereto (the "Phase II
                                     ---------
Site"), subject however to any limitations applicable to such rights and privileges under applicable law and/or under the written agreements creating such rights and privileges.

  1.2   Landlord's Reserved Rights.  To the extent reasonably necessary to
        --------------------------
permit Landlord to exercise any rights of Landlord and discharge any obligations of Landlord under this Lease, Landlord shall have, in addition to the right of entry set forth in Section 16.1 hereof, the following rights: (i) to make changes to the Common Areas, including, without limitation, changes in the location, size or shape of any portion of the Common Areas and to relocate (but not materially decrease the number of) parking spaces on the Phase I Site; (ii) to close temporarily any of the Common Areas for maintenance or other reasonable purposes, provided that reasonable parking and reasonable access to the Initial Building remain available; (iii) to construct, alter or add to other buildings or improvements on the Site (including, but not limited to, construction of a building in the area designated as "Building A" on the site plan attached hereto as Exhibit B, and construction of site improvements and common area improvements
   ---------
in the Phase II Site; (iv) to build adjoining to the Property and/or the Site;
(v) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Property, or any portion thereof; and (vi) to do and perform such other acts with respect to the Common Areas and the Property as may be necessary or appropriate; provided, however, that notwithstanding
                                 --------
anything to the contrary in this Section 1.2, Landlord's exercise of its rights hereunder (x) shall not cause any material diminution of Tenant's rights, nor any material increase of Tenant's obligations, under this Lease or with respect to the Improvements, (y) shall not authorize Landlord to make any material, permanent alterations in the Improvements without the prior written consent of Tenant, which consent shall not be unreasonably withheld or delayed, and (z) shall be conducted in such a manner as to minimize, to the extent reasonably possible, any adverse effect on Tenant's business operations on the Phase I Site (including, but not limited to, reasonable prior notice to Tenant of any pile-driving or other activities that will cause significant noise or vibration on the Phase I Site).

                                    2.  TERM
                                        ----

  2.1   Term.  The term of this Lease shall commence on the later to occur of
        ----
(i) the date which is six (6) months after the date Landlord delivers to Tenant a Structural Completion Certificate pursuant to the Workletter attached hereto as Exhibit C, subject to any adjustments authorized or required under the
   ---------
provisions of such Exhibit C, or (ii) February 1, 1996, the later of such dates
                   ---------
being herein called the "Commencement Date," and shall end on the day immediately preceding the date fifteen (15) years thereafter, unless sooner terminated or extended (if applicable) as hereinafter provided.

  2.2   Early Possession.  Tenant shall have the nonexclusive right to occupy
        ----------------
and take possession of the Phase I Site from and after the date of Landlord's delivery of the Structural Completion Certificate described in clause (i) of
Section 2.1, even though such date is prior to the Commencement Date determined under Section 2.1 and even though Landlord will be continuing to construct the balance of Landlord's Work as contemplated in Exhibit C, for the purpose of
                                              ---------
constructing Tenant's Work as contemplated in Exhibit C.  Such occupancy and
                                              ---------
possession, and any early access under the next sentence of this Section 2.2, shall be subject to and upon all of the terms and conditions of this Lease and of the Workletter attached hereto as Exhibit C (including,
                                     ---------
but not limited to, conditions relating to the maintenance of required insurance), except that Tenant shall have no obligation to pay minimum rental or Operating Expenses for any period prior to the Commencement Date as determined under Section 2.1; such early possession shall not advance or otherwise affect the Commencement Date or termination date determined under Section 2.1. Tenant shall also be entitled to have early access to the Phase I Site at all appropriate times prior to Landlord's delivery of the Structural Completion Certificate, subject to the approval of Landlord and its contractor (which approval shall not be unreasonably withheld or delayed), solely for the purpose of installing fixtures and equipment and other similar work preparatory to the construction of Tenant's Work and the commencement of Tenant's business on the Property, and Tenant shall not be required to pay minimum rental or Operating Expenses by reason of such early access until the Commencement Date otherwise occurs. Tenant shall not interfere with or delay Landlord's contractors by any such early access, occupancy or possession under this Section 2.2 prior to Landlord's delivery of the Structural Completion Certificate, shall coordinate and cooperate with Landlord and its contractors (who shall similarly coordinate and cooperate with Tenant and its contractors) to minimize any interference or delay by either party with respect to the other party's work following Landlord's delivery of the Structural Completion Certificate, and shall indemnify, defend and hold harmless Landlord and its agents and employees from and against any and all claims, demands, liabilities, actions, losses, costs and expenses, including (but not limited to) reasonable attorneys' fees, arising out of or in connection with Tenant's early entry upon the Phase I Site hereunder.

  2.3   Delay In Possession.  Landlord agrees to use its best reasonable efforts
        -------------------
to complete promptly its portion of the work described in Section 5.1 and Exhibit C; provided, however, Landlord shall not be liable for any damages
---------
caused by any delay in the completion of such work, nor shall any such delay affect the validity of this Lease or the obligations of Tenant hereunder. Notwithstanding any other provision of this Section 2.3, however, if Landlord fails to deliver the Structural Completion Certificate and tender possession of the completed structural portions of the Building Shell (i.e., those portions
                                                         ----
required to be completed as a condition of delivery of the Structural Completion Certificate) to Tenant by April 30, 1996, then Tenant shall have the right to terminate this Lease without further liability hereunder by written notice delivered to Landlord at any time prior to Landlord's delivery of the Structural Completion Certificate and tender of possession of the completed structural portions of the Building Shell to Tenant; provided, however, that the deadline
                                          --------
of April 30, 1996 set forth in this sentence shall be extended, day for day, for a period equal to the length of any delay beyond May 31, 1995 in Tenant's delivery to Landlord of all information reasonably necessary for Landlord to complete the preparation of all drawings, designs and specifications for the Building Shell.

  2.4   Acknowledgement Of Lease Commencement.  Upon commencement of the term of
        -------------------------------------
this Lease, Landlord and Tenant shall execute a written acknowledgement of the Commencement Date, date of termination and related matters, substantially in the form attached hereto as Exhibit E (with appropriate insertions), which
                        ---------
acknowledgement shall be deemed to be incorporated herein by this reference. Notwithstanding the foregoing requirement, the failure of Tenant to execute such a written acknowledgement shall not affect the determination of the Commencement Date, date of termination and related matters in accordance with the provisions of this Lease.

  2.5   Holding Over.  If Tenant holds possession of the Property or any portion
        ------------
thereof after the term of this Lease with Landlord's written consent, then except as otherwise specified in such consent, Tenant shall become a tenant from month to month at one hundred twenty-five percent (125%) of the rental and otherwise upon the terms herein specified for the period immediately prior to such holding over and shall continue in such status until the tenancy is terminated by either party upon not less than thirty (30) days prior written notice. If Tenant holds possession of the Property or any portion thereof after the term of this Lease without Landlord's written consent, then Landlord in its sole discretion may elect (by written notice to Tenant) to have Tenant become a tenant either from month to month or at will, at one hundred fifty percent (150%) of the rental (prorated on a daily basis for an at-will tenancy, if applicable) and otherwise upon the terms herein specified for the period immediately prior to such holding over, or may elect to pursue any and all legal remedies available to Landlord under applicable law with respect to such unconsented holding over by Tenant. Tenant shall indemnify and hold Landlord harmless from any loss, damage, claim, liability, cost or expense (including reasonable attorneys' fees) resulting from any delay by Tenant in surrendering the Property (except with Landlord's prior written consent), including but not limited to any claims made by a succeeding tenant by reason of such delay. Acceptance of rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

  2.6   Option To Extend Term.  Tenant shall have the option to extend the term
        ---------------------
of this Lease, at the minimum rental set forth in Section 3.1(b) and (c) and otherwise upon all the terms and provisions set forth herein with respect to the initial term of this Lease, for up to two (2) additional periods of five (5) years each, the first commencing upon the expiration of the initial term hereof and the second commencing upon the expiration of the first extended term, if any. Exercise of such option with respect to the first such extended term shall be by written notice to Landlord at least nine (9) months prior to the expiration of the initial term hereof; exercise of such option with respect to the second extended term, if the first extension option has been duly exercised, shall be by like written notice to Landlord at least nine (9) months prior to the expiration of the first extended term hereof. If Tenant is in default hereunder on the date of such notice or on the date any extended term is to commence, then the option shall be of no force or effect, the extended term shall not commence and this Lease shall expire at the end of the then current term hereof (or at such earlier time as Landlord may elect pursuant to the default provisions of this Lease). If Tenant properly exercises one or more extension options under this Section, then all references in this Lease (other than in this Section 2.6) to the "term" of this Lease shall be construed to include the extension term(s) thus elected by Tenant. Except as expressly set forth in this Section 2.6, Tenant shall have no right to extend the term of this Lease beyond its prescribed term.

                                   3.  RENTAL
                                       ------

  3.1   Minimum Rental.
        --------------

        (a) Tenant shall pay to Landlord as minimum rental for the Property, in advance, without deduction, offset, notice or demand, on or before the Commencement Date and on or before the first day of each subsequent calendar month of the term of this Lease, the following amounts per month:

                    Months       Minimum Rental
                    ------       --------------

                     1 -  6     $119,240
                     7 -  12     132,840
                    13 -  24     150,770
                    25 -  36     160,689
                    37 -  48     164,656
                    49 -  60     171,930
                    61 -  72     173,253
                    73 -  84     149,447
                    85 -  96     154,076
                    97 - 108     158,705
                   109 - 120     163,334
                   121 - 132     148,786
                   133 - 144     154,076
                   145 - 156     159,366
                   157 - 168     165,318
                   169 - 180     170,608

If the obligation to pay minimum rental hereunder commences on other than the first day of a calendar month or if the term of this Lease terminates on other than the last day of a calendar month, the minimum rental for such first or last month of the term of this Lease, as the case may be, shall be prorated based on the number of days the term of this Lease is in effect during such month. If an increase in minimum rental becomes effective on a day other than the first day of a calendar month, the minimum rental for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which such rate is in effect.

        (b) If Tenant properly exercises its right to extend the term of this Lease pursuant to Section 2.6 hereof, the minimum rental during the first extended term shall be equal to the greater of (i) $144,157 per month or (ii) ninety-five percent (95%) of the fair market rental value of the Property (as defined below), including any rental increase provisions then customary in the relevant market for comparable commercial leases, determined as of the commencement of such extended term in accordance with this paragraph. Upon Landlord's receipt of a proper notice of Tenant's exercise of its option to extend the term of this Lease, the parties shall have sixty (60) days in which to agree on the fair market rental (including any applicable rental increase provisions) for the Property at the commencement of the first extended term for the uses permitted hereunder. If the parties agree on such fair market rental and rental increase provisions (if any), they shall execute an amendment to this Lease stating the amount of the applicable minimum monthly rental and any applicable rental increase provisions. If the parties are unable to agree on such rental (including any applicable rental increase provisions) within such sixty (60) day period, then within fifteen (15) days after the expiration of such period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years experience appraising similar commercial properties in northeastern San Mateo County to appraise and set the fair market rental and any applicable rental increase provisions for the Property at the commencement of the first extended term. If either party fails to appoint an appraiser within the allotted time, the single appraiser appointed by the other party shall be the sole appraiser. If an appraiser is appointed by each party and the two appraisers so appointed are unable to agree upon a fair market rental (and any appropriate rental increase provisions) within thirty (30) days after the appointment of the second, they shall appoint a third qualified appraiser within ten (10) days after expiration of such 30-day period; if they are unable to agree upon a third appraiser, either party may, upon not less than five (5) days notice to the other party, apply to the Presiding Judge of the San Mateo County Superior Court for the appointment of a third qualified appraiser. Each party shall bear its own legal fees in connection with appointment of the third appraiser and shall bear one-half of any other costs of appointment of the third appraiser and of such third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted for either party in any capacity. Within thirty (30) days after the appointment of the third appraiser, a majority of the three appraisers shall set the fair market rental and any applicable rental increase provisions for the first extended term and shall so notify the parties. If a majority are unable to agree within the allotted time, (i) the three appraised fair market rentals shall be added together and divided by three and the resulting quotient shall be the fair market rental for the first extended term, and (ii) the applicable rental increase provision shall be equal to the mathematical average (or the nearest reasonable approximation thereto) of the two rental increase provisions that are most closely comparable, which determinations shall be binding on the parties and shall be enforceable in any further proceedings relating to this Lease. For purposes of this Section 3.1(b), the "fair market rental" of the Property shall be determined with reference to the then prevailing market rental rates for properties in northeastern San Mateo County with shell and standard office, research and development improvements and site (common area) improvements comparable to those then existing in the Initial Building and on the Property; no equipment or laboratory improvements shall be taken into account in determining such fair market rental.

        (c) If Tenant properly exercises its right to a second extended term of this Lease pursuant to Section 2.6 hereof, the minimum rental during such second extended term shall be determined in the same manner provided in the preceding paragraph for the first extended term, except that the determination shall be made as of the commencement of the second extended term.

        (d) The minimum rental amounts specified in this Section 3.1 are based upon an estimated area of 66,127 square feet for the Initial

Building. If the actual area of the Initial Building, when completed, is greater or less than such estimated area, then the minimum rentals specified in this
Section 3.1 shall be adjusted proportionately to the change in the area of the Initial Building, measured in accordance with the BOMA standard most closely applicable to a two-story, single-tenant building of this nature; provided,
                                                                  --------
however, that the foregoing provision shall not apply to the minimum rental for months 1 through 12 of the initial term, which rental is based on a negotiated square footage of less than the full area of the Initial Building and is not intended to be subject to adjustment under this paragraph (d).

  3.2   Late Charge.  If Tenant fails to pay when due rental or other amounts
        -----------
due Landlord hereunder, such unpaid amounts shall bear interest for the benefit of Landlord at a rate equal to the lesser of fifteen percent (15%) per annum or the maximum rate permitted by law, from the date due to the date of payment. In addition to such interest, Tenant shall pay to Landlord a late charge in an amount equal to ten percent (10%) of any installment of minimum rental and any other amounts due Landlord if not paid in full on or before the fifth (5th) day after such rental or other amount is due. Tenant acknowledges that late payment by Tenant to Landlord of rental or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, including, without limitation, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any loan relating to the Property. Tenant further acknowledges that it is extremely difficult and impractical to fix the exact amount of such costs and that the late charge set forth in this Section
3.2 represents a fair and reasonable estimate thereof. Acceptance of any late charge by Landlord shall not constitute a waiver of Tenant's default with respect to overdue rental or other amounts, nor shall such acceptance prevent Landlord from exercising any other rights and remedies available to it. Acceptance of rent or other payments by Landlord shall not constitute a waiver of late charges or interest accrued with respect to such rent or other payments or any prior installments thereof, nor of any other defaults by Tenant, whether monetary or non-monetary in nature, remaining uncured at the time of such acceptance of rent or other payments.


                               4. STOCK WARRANTS
                                  --------------

  4.1   Stock Warrants.  Within fifteen (15) days after written request by
        --------------
Landlord at any time after execution hereof (but in all events no later than four (4) months after execution hereof), as a condition to Landlord's obligations hereunder, Tenant shall deliver to Landlord, subject to compliance by Tenant and Landlord with all applicable securities laws, a warrant registered in Landlord's name to purchase two hundred thousand (200,000) shares of Tenant's common stock. The warrant shall have an exercise price of seven dollars and fifty cents ($7.50) per share and shall be exercisable only after the closing of the initial public offering of Tenant's common stock and for a period of five
(5) years thereafter, and shall be on the terms and conditions as set forth therein.

                                5.  CONSTRUCTION
                                    ------------

  5.1   Construction of Improvements.  Landlord shall, at Landlord's cost and
        ----------------------------
expense (except as otherwise provided herein and in Exhibit C), construct
                                                    ---------
Landlord's Work as defined in and in accordance with the terms and conditions of the Workletter attached hereto as Exhibit C (the "Workletter"). Landlord shall
                                  ---------
use its best efforts to complete such construction in accordance with the estimated construction schedule attached hereto as Exhibit D as the same may be
                                                   ---------
modified or revised from time to time in accordance with the Workletter. Tenant shall, at Tenant's cost and expense (except as otherwise provided herein and in Exhibit C), construct Tenant's Work as defined in and in accordance with the
---------
terms and conditions of the Workletter.

  5.2   Condition of Property.  Landlord shall deliver the Building Shell and
        ---------------------
other Improvements constructed by Landlord to Tenant clean and free of debris, promptly upon completion of construction thereof, and Landlord warrants to Tenant that the Building Shell and other Improvements constructed by Landlord
(i) shall be free from material structural defects and (ii) shall be constructed in compliance in all material respects with any and all applicable specifications mutually approved by Landlord and Tenant, subject to any changes implemented in such specifications in accordance with the procedures set forth in the Workletter. If it is determined that this warranty has been violated in any respect, then it shall be the obligation of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to promptly, at Landlord's sole cost, correct the condition(s) constituting such violation. Tenant's failure to give such written notice to Landlord within one hundred eighty (180) days after the Commencement Date shall give rise to a conclusive presumption that Landlord has complied with all Landlord's obligations hereunder, except with respect to latent defects. Landlord shall also assign to Tenant Landlord's rights under all contractor's and other warranties relating to the Building Shell and other Improvements constructed by Landlord (provided, however, that Landlord may reserve joint
                         --------
enforcement rights under such warranties to the extent of Landlord's continuing obligations or warranties hereunder), and shall cooperate with Tenant in all reasonable respects in any enforcement of such assigned warranties. TENANT ACKNOWLEDGES THAT THE WARRANTY CONTAINED IN THIS SECTION IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION OF THE IMPROVEMENTS TO BE CONSTRUCTED BY LANDLORD AND THAT LANDLORD MAKES NO OTHER WARRANTIES EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE.

  5.3   Compliance with Law.  Landlord warrants to Tenant that the Building
        -------------------
Shell and other Improvements constructed by Landlord (when constructed), as they exist on the Commencement Date, but without regard to the use for which Tenant will occupy the Property, shall not violate any covenants or restrictions of record or any applicable building code, regulation or ordinance in effect on the Commencement Date. Tenant warrants to Landlord that the Interior Improvements and any other improvements constructed by Tenant from time to time shall not violate any applicable building code, regulation or ordinance in effect on the Commencement Date or at the time such improvements are placed in service. If it is determined that this warranty has been violated, then it shall be the obligation of the warranting party, after written notice from the other party, to correct the condition(s) constituting such violation promptly, at the warranting party's sole cost and expense. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty as to the present or future suitability of the Property for the conduct of Tenant's business or proposed business thereon.


                             6.  EXPANSION BUILDING
                                 ------------------

  6.1   Lock-Up Option.  The parties acknowledge that Landlord may, subject to
        --------------
the terms hereof, construct a building on the Phase II Site, including (but not limited to) a building in the area designated as "Building A" in Exhibit B
                                                                 ---------
attached hereto. Tenant shall have four consecutive options (each, a "Lock-Up Option") to prohibit Landlord from entering into an agreement with any party other than Tenant for the sale or leasing of any such other building then existing on or planned for the Phase II Site (in either case, the "Expansion Building"). Upon Tenant's timely and proper exercise of a Lock-Up Option, Landlord shall refrain from entering into such an agreement for a period of six
(6) months (a "Lock-Up Period"). Failure to exercise a Lock-Up Option on or before the deadline determined under Section 6.2 shall result in the forfeiture of that Lock-Up Option and all future Lock-Up Options, if any.

  6.2   Exercise.  To exercise a Lock-Up Option, Tenant shall provide written
        --------
notice to Landlord of such exercise. In the case of the first Lock-Up Option, Tenant must provide such notice not later than fifteen (15) days after a certificate of occupancy or equivalent verbal or written permission to occupy the Initial Building has been given by the City of South San Francisco to Tenant (or, if the certificate of occupancy or equivalent permission is given to Landlord, then within fifteen (15) days after Landlord's written notice to Tenant that such certificate of occupancy or equivalent permission has been given); the first six-month Lock-Up Period shall begin, retroactively, as of the date such certificate of occupancy or equivalent verbal or written permission is given by the City of South San Francisco. In the case of the subsequent Lock-Up Options, Tenant must provide such notice not later than fifteen (15) days prior to the final day of the Lock-Up Period then in effect. Within ten (10) days after such notice, Landlord shall provide Tenant with written notice of Landlord's estimate of the Carrying Costs (as defined in Section 6.3) for the upcoming Lock-Up Period. Tenant shall then pay such amount to Landlord within five (5) days after receipt of such estimate. A Lock-Up Option shall be deemed validly exercised when and only when Tenant has timely paid such estimated amount pertaining to the applicable Lock-Up Period to Landlord. If Tenant is in default hereunder on the date of its exercise notice or on the date any Lock-Up Period is to commence, then the Lock-Up Option (and any future Lock-Up Options) shall be of no force or effect.

  6.3   Carrying Costs.  As compensation for each Lock-Up Option, Tenant shall
        --------------
pay or reimburse to Landlord all Carrying Costs incurred by Landlord during or with respect to the applicable Lock-Up Period, including (i) interest expense on Landlord's construction financing for any site work, off-site improvements or other construction (including, but not limited to, construction of the Expansion Building, if any) on the Phase II Site, (ii) interest expense on Landlord's acquisition financing or refinancing for the Phase II Site, and (iii) real property taxes, assessments and insurance on or allocable to the Expansion Building and/or the Phase II Site; provided, however,
                                                              --------
that Tenant shall not be obligated to pay Landlord an amount greater than one hundred fifty thousand dollars ($150,000) for Carrying Costs incurred during or with respect to any single Lock-Up Period. Tenant shall pay Landlord's estimated Carrying Costs for each applicable Lock-Up Period in advance as contemplated in Section 6.2 hereof. Within ten (10) days after the end of each Lock-Up Period, Landlord shall notify Tenant in writing of Landlord's actual Carrying Costs for such Lock-Up Period and within ten (10) days after such notice either (i) Tenant shall pay Landlord the amount by which such actual Carrying Costs exceeded the estimated Carrying Costs paid by Tenant for such period, up to the $150,000 maximum set forth in this Section 6.3, or (ii) Landlord shall pay Tenant the amount by which the estimated Carrying Costs paid by Tenant exceeded the actual Carrying Costs for such period. If taxes or other Carrying Costs allocable to any Lock-Up Period are increased or decreased (for example, by a tax reduction or additional tax assessment) following completion of the reconciliation process described in the preceding sentence, Landlord shall promptly notify Tenant in writing of such further increase or decrease and the parties shall make any further adjustment payments in cash in the same manner contemplated in the preceding sentence.

  6.4   First Negotiation Right and First Refusal Right to Lease.
        --------------------------------------------------------

        (a) Landlord shall not lease all or any portion of the Expansion Building at any time during the term of this Lease, except in compliance with this Section 6.4; provided, however, that the foregoing restriction shall not apply during any period in which Tenant is in default under this Lease.

        (b) As specified in Section 6.1 hereof, during any Lock-Up Period duly and timely elected by Tenant, Landlord shall have no right to agree to sell or lease the Expansion Building to anyone other than Tenant, and therefore shall have no right to invoke the first refusal right provisions in Section 6.4(c). If, however, during any such Lock-Up Period, Tenant notifies Landlord in writing of Tenant's desire to lease and occupy the Expansion Building, then Landlord and Tenant shall negotiate diligently and in good faith concerning such terms, subject to the following (unless otherwise mutually agreed by Landlord and Tenant at the time): Tenant shall have the option to have Landlord construct the building shell for the Expansion Building on substantially the same economic terms as the Initial Building, adjusted to reflect changes in costs of construction and in cost of money (determined by reference to changes in the Bank of America prime rate). At the time the option is exercised, Landlord and Tenant shall negotiate over tenant improvements and over any additional stock warrants, but Landlord is not required to agree to construct or fund tenant improvements and Tenant is not required to agree to have Landlord construct or fund them. The new lease shall have a primary term of 15 years. Upon the commencement of the lease term for the Expansion Building, the term of this Lease for the Initial Building shall be extended, by amendment, to be coterminous with the primary term of the new lease. The initial rent on the Expansion Building as of Tenant's occupancy shall take into account, in addition to the cost factors mentioned above, any required construction or funding of tenant improvements by Landlord, and shall also reflect any changes in Tenant's financial condition at that time. In any event, however, the initial rent on the Expansion Building shall be no less than the prevailing rent at that time on the Initial Building, having regard for the fact that the Initial Building included a tenant improvement allowance of $105 per square foot.

        (c) If, at any time during the term of this Lease after the expiration of any and all available Lock-Up Periods, Landlord receives and wishes to accept a bona fide written offer from a person or entity other than Tenant (the
  ---------
"Offeror") to lease all or any portion of the Expansion Building and if Tenant is not then in default under this Lease, Landlord shall give written notice of such offer to Tenant, specifying the material terms on which the Offeror proposes to lease the Expansion Building or portion thereof (the "Offered Space"), and shall offer to Tenant the opportunity to lease the Offered Space on the terms specified in Landlord's notice. For purposes of this Section 6.4(c), an offer shall be considered bona fide if it is contained in a letter of intent
                             ---------
or other writing signed by the Offeror and specifies the material terms of such proposed lease. Tenant shall have fifteen (15) business days after the date of giving of such notice by Landlord in which to accept such offer by written notice to Landlord. Upon such acceptance by Tenant, the Offered Space shall be leased to Tenant on the terms set forth in Landlord's notice and on the additional terms and provisions set forth in this Lease (except to the extent inconsistent with the terms set forth in Landlord's said notice) and the parties shall promptly execute an agreement containing the terms of Landlord's said notice and all other terms and provisions of this Lease not inconsistent with the terms of said notice, except as the parties may otherwise mutually agree.
If Tenant does not accept Landlord's offer within the allotted time, Landlord shall thereafter have the right to lease the Offered Space to the Offeror, at any time within one hundred eighty (180) days after Tenant's failure to accept Landlord's offer, at a minimum rental and on other terms and conditions not more favorable to the Offeror than the minimum rental and other terms offered to Tenant in Landlord's said notice. If Tenant does not accept Landlord's offer and Landlord does not lease the Offered Space to the Offeror within one hundred eighty (180) days, this First Refusal Right shall reattach to that space. This First Refusal Right shall be applicable in the case of either an offer to lease all or a portion of an already-built Expansion Building or an offer to enter into a build-to-suit lease for the Expansion Building. Tenant's failure, if any, to exercise any or all Lock-Up Options shall not affect Tenant's First Refusal Right under this Section 6.4.


                      7.  FIRST REFUSAL RIGHT TO PURCHASE
                          -------------------------------

  7.1   Sale Restriction.  Landlord shall not sell the Site, or any portion
        ----------------
thereof containing the Initial Building, the Expansion Building or both, at any time during the term of this Lease, except in compliance with this Article 7; provided, however, that the foregoing restriction shall not apply during any period in which Tenant is in default under this Lease. The parties acknowledge that the sale of any portion of the Site independent of the remainder of the Site as a separate legal parcel would require a subdivision of the Site. For purposes of this Article 7, the terms "purchase," "sell" and "sale" shall be construed to include, without limitation, any exchange transaction in which

Landlord transfers or conveys its interest in the Site (or any applicable portion thereof) in exchange for other real property or other non-cash consideration. Notwithstanding any other provisions of this Article 7, the provisions of this Article 7 shall not apply to any sale, transfer or other conveyance of the Site or any portion thereof by Landlord to any person or entity which controls, is controlled by or is under common control with Landlord, but the provisions of this Article 7 shall continue to apply to the Site in the hands of such affiliated transferee.

  7.2   First Refusal Right.  If, at any time during the term of this Lease
        -------------------
after the expiration of any and all available Lock-Up Periods, Landlord receives and wishes to accept a bona fide written offer from a person or entity other
                       ---------
than Tenant (the "Offeror") to purchase the Site, or any portion thereof containing the Initial Building, the Expansion Building or both, and if Tenant is not then in default under this Lease, Landlord shall give written notice of such offer to Tenant, specifying the material terms on which the Offeror proposes to purchase the Site or specified portion thereof (the "Offered Property"), and shall offer to Tenant the opportunity to purchase the Offered Property on the terms specified in Landlord's notice, as modified by Section 7.3 (if applicable). For purposes of this Section 7.2, an offer shall be considered bona fide if it is contained in a letter of intent or other writing signed by
---------
the Offeror and specifies the material terms of such proposed purchase. Tenant shall have twenty (20) days after the date of giving of such notice by Landlord in which to accept such offer by written notice to Landlord. Upon such acceptance by Tenant, the Offered Property shall be sold to Tenant on the terms set forth in Landlord's notice, as modified by Section 7.3 hereof (if applicable), and the parties shall promptly execute an agreement containing the terms of Landlord's said notice and such other reasonable and customary terms as the parties shall agree. If Tenant does not accept Landlord's offer within the allotted time, Landlord shall thereafter have the right to sell the Offered Property to the Offeror, at any time within one hundred eighty (180) days after Tenant's failure to accept Landlord's offer, at a price and on other terms and conditions not more favorable to the Offeror than the price and other terms of the original offer specified in Landlord's said notice. If Tenant does not accept Landlord's offer and Landlord does not sell the Offered Property to the Offeror within one hundred eighty (180) days, this First Refusal Right shall reattach to the Offered Property. Tenant's failure, if any, to exercise any or all Lock-Up Options shall not affect Tenant's First Refusal Right under this
Section 7.2.

  7.3   Discount on Purchase Price.  If, at the time Landlord is required to
        --------------------------
give Tenant a notice specified in Section 7.2, Tenant has at least one class of equity securities listed on any national stock exchange, the NASDAQ National Market System or the NASDAQ Small Cap Market, or registered for public trading pursuant to the Securities Exchange Act of 1934, as amended, and Tenant has received gross revenues of at least one hundred fifty million dollars ($150,000,000) during Tenant's most recently completed fiscal year, then the price at which Tenant is entitled to purchase the Offered Property pursuant to the notice specified in Section 7.2 shall be four percent (4%) lower than the price specified in the bona fide offer. For purposes of this Section 7.3,
                       ---------
"gross revenues" shall include equity investments, research and development funding, milestone payments and royalty revenue.

                                   8.  TAXES
                                       -----

  8.1   Personal Property.  Tenant shall be responsible for and shall pay prior
        -----------------
to delinquency all taxes and assessments levied against or by reason of (a) any and all alterations, additions and items installed or placed on the Property and taxed as personal property rather than as real property, and/or (b) all personal property, trade fixtures and other property placed by Tenant on or about the Property. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant's payment thereof. If at any time during the term of this Lease any of said alterations, additions or personal property, whether or not belonging to Tenant, shall be taxed or assessed as part of the Property, then such tax or assessment shall be paid by Tenant to Landlord immediately upon presentation by Landlord of copies of the tax bills in which such taxes and assessments are included and shall, for the purposes of this Lease, be deemed to be personal property taxes or assessments under this Section 8.1.

  8.2   Real Property.  To the extent any real property taxes and assessments on
        -------------
the Property (including, but not limited to, the Improvements) are assessed directly to Tenant, Tenant shall be responsible for and shall pay prior to delinquency all such taxes and assessments levied against the Property. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant's payment thereof. To the extent the Property and/or Improvements are taxed or assessed to Landlord following the Commencement Date, such real property taxes and assessments shall constitute Operating Expenses (as that term is defined in Section 9.2 of this Lease) and shall be paid in accordance with the provisions of Article 9 of this Lease.


                             9.  OPERATING EXPENSES
                                 ------------------

  9.1   Liability For Operating Expenses.
        --------------------------------

        (a) Tenant shall pay to Landlord, at the time and in the manner hereinafter set forth, as additional rental, an amount equal to one hundred percent (100%) ("Tenant's Operating Cost Share") of the Operating Expenses defined in Section 9.2.

        (b) If Landlord constructs additional buildings on the Phase II Site or on any other adjacent property owned by Landlord and operated, for common area purposes, on an integrated basis with the Phase I Site, Landlord and Tenant shall negotiate in good faith concerning the reasonable and appropriate treatment of any taxes, insurance or other operating expense items that are allocable both to the Phase I Site and to any such additional buildings or properties. To the extent appropriate, except as otherwise agreed in any such negotiations by Landlord and Tenant, the definition of Operating Expenses in
Section 9.2 shall be expanded to include items attributable to such additional buildings or properties and Tenant's Operating Cost Share shall be adjusted from time to time to be equal to the percentage determined by dividing the square footage of the Initial Building as it then exists by the square footage of all buildings located on portions of the Site owned by Landlord or on any applicable adjacent property owned by Landlord as described above.

In determining such percentage, a building shall be taken into account from and after the date on which a tenant first enters into possession of the building or a portion thereof, and the square footage of any such building shall be measured or determined in accordance with the same BOMA standard applicable to the measurement of the Initial Building under Section 1.1(a) hereof.

  9.2   Definition Of Operating Expenses.  Subject to the exclusions and
        --------------------------------
provisions hereinafter contained, the term "Operating Expenses" shall mean the total costs and expenses incurred by or allocable to Landlord for operation and maintenance of the Improvements and the Property, including, without limitation, costs and expenses of (i) operation, repair and maintenance of the roof (structural portions only), exterior walls and other structural portions of the Initial Building; (ii) liability, casualty or other insurance (including, but not limited to, earthquake insurance if Landlord in its discretion elects to carry such insurance, which it is Landlord's present intention to do, so long as such insurance is reasonably available in the commercial insurance markets) carried by Landlord with respect to the Property, the Improvements or any portion thereof; (iii) real and personal property taxes and assessments or substitutes therefor levied or assessed against the Property or any part thereof, including (but not limited to) any possessory interest, use, business, license or other taxes or fees, any taxes imposed directly on rents or services, any assessments or charges for police or fire protection, housing, transit, open space, street or sidewalk construction or maintenance or other similar services from time to time by any governmental or quasi-governmental entity, and any other new taxes on landlords in addition to taxes now in effect; (iv) supplies, equipment, utilities and tools used in operation, repair and maintenance of the roof (structural portions only), exterior walls and other structural portions of the Initial Building; (v) capital improvements to the Property or the Improvements, amortized over their respective useful lives, (aa) which reduce or will cause future reduction of other items of Operating Expenses for which Tenant is otherwise required to contribute (but not in excess of the cost savings realized) or (bb) which are required by law, ordinance, regulation or order of any governmental authority enacted after the date of this Lease; and
(vi) any other costs (including, but not limited to, any parking or utilities fees or surcharges) allocable to or paid by Landlord, as owner of the Property or Improvements, pursuant to any applicable laws, ordinances, regulations or orders of any governmental or quasi-governmental authority or pursuant to the terms of any declarations of covenants, conditions and restrictions now or hereafter affecting either the Property or any other property described in
Section 9.1(b) or over which Tenant has non-exclusive usage rights as contemplated in Section 1.1(b) hereof. The distinction between items of ordinary operating maintenance and repair and items of a capital nature shall be made in accordance with generally accepted accounting principles applied on a consistent basis. Notwithstanding any other provisions of this Section 9.2, Operating Expenses shall not include any costs attributable to work for which Landlord is required to pay under Section 5.1 or Exhibit C; any management fees;
                                                 ---------
depreciation on buildings (other than depreciation on personal property); costs of tenants' improvements; interest; capital items (other than as expressly provided above); payments on debt (principal or interest); leasing commissions; costs of goods and services (including utilities) for which Landlord is reimbursed by tenants or occupants other than Tenant; costs incurred to perform or correct Landlord's Work described in Section 5.1 and Exhibit C; costs of
                                                        ---------
correcting defects in or inadequacy of the initial design of the structure of the Initial Building; legal fees; amounts paid to affiliates of Landlord (i.e., persons or companies controlled by, under common control with, or which control, Landlord) for services on or to the Initial Building, except to the extent that the costs of such services do not exceed competitive costs of such services were they rendered by a non-affiliate of Landlord; expenses in connection with services or other benefits provided to one or more other tenants but not generally available to Tenant; space planning fees, architectural fees, engineering fees (other than those relating to the general operation of buildings or common areas), marketing, advertising or any other expenses incurred in connection with the development or leasing of any buildings or improvements; costs associated with the operation of the business of the legal entity which constitutes Landlord as the same is separate and apart from the costs and operation of the Initial Building, including legal entity formation and internal entity accounting; any late fees or penalties or similar fees incurred by Landlord, except to the extent attributable to Tenant's late payment or nonpayment of minimum rental or additional rent; any debt losses, rent losses or reserves for bad debt; the cost of any repairs in accordance with the provisions of this Lease relating to fire, casualty and/or condemnation; Landlord's incremental costs incurred by reason of Landlord's breach of any leases with other tenants, and any costs incurred by reason of the breach by other tenants of such tenants' leases (to the extent recoverable from such tenants); or any unrecovered expenses incurred as a consequence of the grossly negligent operation and maintenance, by Landlord or its employees, of those portions of the Initial Building required to be maintained by Landlord.

  9.3   Determination and Payment Of Operating Expenses.
        -----------------------------------------------

        (a) Beginning on the Commencement Date and thereafter from time to time during the term of this Lease, Landlord shall give Tenant written notice of amounts paid or to be paid by Landlord for insurance premiums, taxes, structural repair or maintenance costs or any other amount constituting an Operating Expense under Section 9.2 hereof, accompanied by copies of premium notices, tax statements, contractor's invoices or other documentation reasonably evidencing the amount of the applicable Operating Expense payment, and Tenant shall pay to Landlord Tenant's Operating Cost Share of each such item of Operating Expenses. Such payment by Tenant shall be due on or before the later to occur of (i) ten
(10) days after delivery of Landlord's written notice to Tenant or (ii) fourteen
(14) days before the date on which the applicable Operating Expense payment by Landlord is due (in the case of insurance premiums or other payments to private parties) or would become delinquent (in the case of taxes or assessments). In the event of any subsequent rebate, refund, adjustment or surcharge with respect to any item of Operating Expenses allocable to any portion of the term of this Lease, the amount of such rebate, refund, adjustment or surcharge shall be for Tenant's benefit or account, as the case may be, and shall be adjusted promptly by a cash payment from Landlord to Tenant or from Tenant to Landlord, as the case may be.

        (b) Tenant shall be entitled at any time and from time to time, upon reasonable written notice to Landlord and during normal business hours at Landlord's office or such other places as Landlord shall designate, to inspect and examine those books and records of Landlord relating to the determination and payment of Operating Expenses relating to this Lease, the

Property and/or any other properties described in Section 9.1(b). If, after inspection and examination of such books and records, Tenant disputes the amount of any such Operating Expenses charged by Landlord and the parties are not able to resolve such dispute by good faith negotiations within (30) days after Tenant notifies Landlord in writing of the disputed items, then Tenant may, by written notice to Landlord, request an independent audit of such books and records. The independent audit of the books and records shall be conducted by a certified public accountant acceptable to both Landlord and Tenant or, if the parties are unable to agree, by a "Big Six" accounting firm designated by Landlord and not then employed by Landlord or Tenant. The audit shall be limited to the determination of the amount of Operating Expenses specified by Tenant in its notice of objection. If the audit discloses that the amount of Operating Expenses billed to Tenant was incorrect, the appropriate party shall promptly pay to the other party the deficiency or overpayment, as applicable. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Operating Expenses covered by the audit by more than five percent (5%), in which case Landlord shall pay all costs and expenses of the audit.

  9.4   Proration.  If the Commencement Date falls on a day other than the first
        ---------
day of an insurance coverage period, tax fiscal year or other period to which an Operating Expense is allocable or attributable, or if this Lease terminates on a day other than the last day of an insurance coverage period, tax fiscal year or other period to which an Operating Expense is allocable or attributable, then the amount of Operating Expenses payable by Tenant with respect to such first or last partial insurance coverage period, tax fiscal year or other period shall be prorated on the basis which the number of days during such insurance coverage period, tax fiscal year or other period in which this Lease is in effect bears to the total number of days in such insurance coverage period, tax fiscal year or other period.


                                 10.  UTILITIES
                                      ---------

  10.1  Payment.  Commencing with the Commencement Date and thereafter
        -------
throughout the term of this Lease, Tenant shall pay, before delinquency, all charges for water, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or upon the Property (including any separately metered costs for water, electricity or other services or utilities furnished with respect to the Common Areas), including any taxes on such services and utilities.

  10.2  Interruption.  There shall be no abatement of rent or other charges
        ------------
required to be paid hereunder and Landlord shall not be liable in damages or otherwise for interruption or failure of any service or utility furnished to or used in the Property because of accident, making of repairs, alterations or improvements, severe weather, difficulty or inability in obtaining services or supplies, labor difficulties or any other cause, except to the extent such interruption or failure of a service or utility is caused by the negligence or willful misconduct of Landlord or its agents or employees.

                            11.  ALTERATIONS; SIGNS
                                 ------------------

  11.1  Right To Make Alterations.  Tenant shall make no alterations, additions
        -------------------------
or improvements to the Property without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, except that Tenant shall not be required to obtain such consent for interior non-structural alterations costing less than Seventy-Five Thousand Dollars ($75,000.00) in the aggregate during any twelve (12) month period. All such alterations, additions and improvements shall be completed with due diligence in a first-class workmanlike manner and in compliance with plans and specifications approved in writing by Landlord and all applicable laws, ordinances, rules and regulations, and to the extent Landlord's consent is not otherwise required hereunder for such alterations, additions or improvements, Tenant shall give prompt written notice thereof to Landlord for purposes of Section 11.2 hereof. Tenant shall cause any contractors engaged by Tenant for work on the Property to maintain public liability and property damage insurance, and other customary insurance, with such terms and in such amounts as Landlord may reasonably require, naming Landlord and its partners, shareholders, agents and employees as additional insureds, and shall furnish Landlord with certificates of insurance or other evidence that such coverage is in effect. Notwithstanding any other provisions of this Section 11.1, under no circumstances shall Tenant make any structural alterations or improvements, or any substantial changes to the roof or substantial equipment installations on the roof, or any substantial changes or alterations to building systems, without Landlord's prior written consent.

  11.2  Title To Alterations.  All alterations, additions and improvements
        --------------------
installed in, on or about the Property shall be part of the Improvements and the property of Landlord, unless Landlord elects to require Tenant to remove the same upon the termination of this Lease, which election shall be made by Landlord concurrently with its consent to such alterations, additions or improvements or, if no such consent is required, then within fifteen (15) days after Landlord is advised in writing of such alterations, additions or improvements as contemplated in Section 11.1 hereof; provided, however, that the
                                                     --------
foregoing shall not apply (i) to Tenant's movable furniture and trade fixtures not affixed to the Property, or (ii) to any of the Interior Improvements (as defined in Exhibit C hereto), or any subsequent improvements installed by Tenant
           ---------
at its own expense, which are readily movable, are not an integral part of the Initial Building's structure or interior architectural improvements, and are not an integral part of the Initial Building's HVAC, plumbing or electrical systems or other standard operating systems. All of such items described in clause (i) or (ii) of the preceding sentence (in all events including, but not limited to, lab benches, fume hoods and cold rooms) may (and, if duly elected by Landlord hereunder, shall) be removed by Tenant upon the termination of this Lease. Tenant shall promptly repair any damage caused by its removal of any such improvements.

  11.3  Tenant Fixtures.  Notwithstanding the provisions of Sections 11.1 and
        ---------------
11.2, Tenant may install, remove and reinstall trade fixtures without Landlord's prior written consent, except that any fixtures which are affixed to the Property or which affect the exterior or structural portions of the Initial Building or the building systems shall require Landlord's written approval. The foregoing shall apply to Tenant's signs, logos and insignia, all of which Tenant shall have the right to place and remove and replace (a) only with Landlord's prior written consent as to location, size and composition, which consent shall not be unreasonably withheld or delayed, and (b) only in compliance with all restrictions and requirements of applicable law and of any covenants, conditions and restrictions or other written agreements now or hereafter applicable to the Property. Tenant shall immediately repair any damage caused by installation and removal of fixtures under this Section 11.3.

  11.4  No Liens.  Tenant shall at all times keep the Property free from all
        --------
liens and claims of any contractors, subcontractors, materialmen, suppliers or any other parties employed either directly or indirectly by Tenant in construction work on the Property. Tenant may contest any claim of lien, but only if, prior to such contest, Tenant either (i) posts security in the amount of the claim, plus estimated costs and interest, or (ii) records a bond of a responsible corporate surety in such amount as may be required to release the lien from the Property. Tenant shall indemnify, defend and hold Landlord harmless against any and all liability, loss, damage, cost and other expenses, including, without limitation, reasonable attorneys' fees, arising out of claims of any lien for work performed or materials or supplies furnished at the request of Tenant or persons claiming under Tenant.

  11.5  Signs.  Without limiting the generality of the provisions of Section
        -----
11.3 hereof, Tenant shall have the right to display its corporate name and logo on the Initial Building and in front of the entrance to the Initial Building, subject to Landlord's prior approval as to location, size and composition (which approval shall not be unreasonably withheld or delayed) and subject to all restrictions and requirements of applicable law and of any covenants, conditions and restrictions or other written agreements now or hereafter applicable to the Property. Landlord is hereby deemed to have approved, as to location, any signage the location of which is expressly designated on the site plan attached hereto as Exhibit B or on any Approved Plan developed pursuant to the Workletter
          ---------
executed concurrently herewith.


                          12.  MAINTENANCE AND REPAIRS
                               -----------------------

  12.1  Landlord's Work.
        ---------------

        (a) Landlord shall repair and maintain or cause to be repaired and maintained the roof (structural portions only), exterior walls and other structural portions of the Initial Building. The cost of all work performed by Landlord under this Section 12.1 shall be an Operating Expense hereunder, except to the extent such work (i) is required due to the negligence of Landlord, (ii) is a capital expense not includible as an Operating Expense under Section 9.2 hereof, or (iii) is required due to the negligence or willful misconduct of Tenant or its agents, employees or invitees (in which event Tenant shall bear the full cost of such work pursuant to the indemnification provided in Section
14.6 hereof). Tenant knowingly and voluntarily waives the right to make repairs at Landlord's expense, except to the extent expressly set forth in Section 12.1(b), or to offset the cost thereof against rent, under any law, statute, regulation or ordinance now or hereafter in effect.

        (b) If Landlord fails to perform any repairs or maintenance required to be performed by Landlord under Section 12.1(a) and such failure continues for thirty (30) days or more after Tenant gives Landlord written notice of such failure (or, if such repairs or maintenance cannot reasonably be performed within such 30-day period, then if Landlord fails to commence performance within such 30-day period and thereafter to pursue such performance diligently to completion), then Tenant shall have the right to perform such repairs or maintenance and Landlord shall reimburse Tenant for the reasonable cost thereof within fifteen (15) days after written notice from Tenant of the completion and cost of such work, accompanied by copies of invoices or other reasonable supporting documentation. Under no circumstances, however, shall Tenant have any right to offset the cost of any such work against rent or other charges falling due from time to time under this Lease.

  12.2  Tenant's Obligation For Maintenance.
        -----------------------------------

        (a) Good Order, Condition And Repair.  Except as provided in Section
            --------------------------------
12.1 hereof, Tenant at its sole cost and expense shall keep and maintain in good and sanitary order, condition and repair the Property and every part thereof, wherever located, including but not limited to the Common Areas of the Phase I Site, the roof (non-structural portions only), signs, interior, ceiling, electrical system, plumbing system, telephone and communications systems of the Initial Building, the HVAC equipment and related mechanical systems serving the Initial Building (for which equipment and systems Tenant shall enter into a service contract with a person or entity designated or approved by Landlord), all doors, door checks, windows, plate glass, door fronts, exposed plumbing and sewage and other utility facilities, fixtures, lighting, wall surfaces, floor surfaces and ceiling surfaces of the Initial Building and all other interior repairs, foreseen and unforeseen, with respect to the Initial Building, as required. If the Expansion Building is constructed by Landlord and is not occupied by Tenant, then Landlord and Tenant shall negotiate diligently and in good faith to reach a reasonable arrangement for the maintenance and repair of the Common Areas of the entire Site and a reasonable allocation of the cost of such maintenance and repair between the Initial Building and the Expansion Building.

        (b) Landlord's Remedy.  If Tenant, after notice from Landlord, fails to
            -----------------
make or perform promptly any repairs or maintenance which are the obligation of Tenant hereunder, Landlord shall have the right, but shall not be required, to enter the Property and make the repairs or perform the maintenance necessary to restore the Property to good and sanitary order, condition and repair. Immediately on demand from Landlord, the cost of such repairs shall be due and payable by Tenant to Landlord.

        (c) Condition Upon Surrender.  At the expiration or sooner termination
            ------------------------
of this Lease, Tenant shall surrender the Property, including any additions, alterations and improvements thereto, broom clean, in good and sanitary order, condition and repair, ordinary wear and tear excepted, first, however, removing all goods and effects of Tenant and all and fixtures and items required to be removed pursuant to this Lease (including, but not limited to, any such removal required as a result of an election duly made by Landlord to require such removal as contemplated in Section 11.2), and repairing any damage caused by such removal. Tenant shall not have the right to remove fixtures or equipment if Tenant is in default hereunder unless Landlord specifically waives this provision in writing. Tenant expressly waives any and all interest in any personal property and trade fixtures not removed from the Property by Tenant at the expiration or termination of this Lease, agrees that any such personal property and trade fixtures may, at Landlord's election, be deemed to have been abandoned by Tenant, and authorizes Landlord (at its election and without prejudice to any other remedies under this Lease or under applicable law) to remove and either retain, store or dispose of such property at Tenant's cost and expense, and Tenant waives all claims against Landlord for any damages resulting from any such removal, storage, retention or disposal.


                              13.  USE OF PROPERTY
                                   ---------------

  13.1  Permitted Use.  Subject to Sections 13.3 and 13.4 hereof, Tenant shall
        -------------
use the Property solely as a laboratory research and development facility, including (but not limited to) wet chemistry and biology labs, clean rooms, pilot scale, clinical scale and GMP scale manufacturing, storage and use of toxic and radioactive materials incidental to such research and development activities (subject to the provisions of Section 13.6 hereof), storage and use of laboratory animals, and other lawful purposes related to or incidental to such research and development use, and for no other purpose without Landlord's written consent (not to be unreasonably withheld or delayed).

  13.2  [Omitted.]

  13.3  No Nuisance.  Tenant shall not use the Property for or carry on or
        -----------
permit upon the Property or any part thereof any offensive, noisy or dangerous trade, business, manufacture, occupation, odor or fumes, or any nuisance or anything against public policy, nor interfere with the rights or business of Landlord in the Initial Building or the Property, nor commit or allow to be committed any waste in, on or about the Property. Tenant shall not do or permit anything to be done in or about the Property, nor bring nor keep anything therein, which will in any way cause the Property to be uninsurable with respect to the insurance required by this Lease or with respect to standard fire and extended coverage insurance with vandalism, malicious mischief and riot endorsements.

  13.4  Compliance With Laws.  Tenant shall not use the Property or permit the
        --------------------
Property to be used in whole or in part for any purpose or use that is in violation of any applicable laws, ordinances, regulations or rules of any governmental agency or public authority. Tenant shall keep the Property equipped with all safety appliances required by law, ordinance or insurance on the Property, or any order or regulation of any public authority, because of Tenant's particular use of the Property. Tenant shall procure all licenses and permits required for use of the Property. Tenant shall use the Property in strict accordance with all applicable ordinances, rules, laws and regulations and shall comply with all requirements of all governmental authorities now in force or which may hereafter be in force pertaining to the use of the Property by Tenant, including, without limitation, regulations applicable to noise, water, soil and air pollution, and making such nonstructural alterations and additions thereto as may be required from time to time by such laws, ordinances, rules, regulations and requirements of governmental authorities or insurers of the Property (collectively, "Requirements") because of Tenant's construction of improvements in or other particular use of the Property. Any structural alterations or additions required from time to time by applicable Requirements because of Tenant's construction of improvements in or other particular use of the Property shall, at Landlord's election, either (i) be made by Tenant, at Tenant's sole cost and expense, in accordance with the procedures and standards set forth in Section 11.1 for alterations by Tenant, or (ii) be made by Landlord at Tenant's sole cost and expense, in which event Tenant shall pay to Landlord as additional rent, within ten (10) days after demand by Landlord, an amount equal to all reasonable costs incurred by Landlord in connection with such alterations or additions. The judgment of any court, or the admission by Tenant in any proceeding against Tenant, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of such violation as between Landlord and Tenant.

  13.5  Liquidation Sales.  Tenant shall not conduct or permit to be conducted
        -----------------
any auction, bankruptcy sale, liquidation sale, or going out of business sale, in, upon or about the Property, whether said auction or sale be voluntary, involuntary or pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

  13.6  Environmental Matters.
        ---------------------

        (a) For purposes of this Section, "hazardous substance" shall mean the substances included within the definitions of the term "hazardous substance" under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)(S) 9601 et seq., and the regulations
                                               -- ---
promulgated thereunder, as amended, (ii) the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code (S)(S) 25300 et
                                                                              --
seq., and regulations promulgated thereunder, as amended, (iii) the Hazardous
---
Materials Release Response Plans and Inventory Act, California Heath & Safety Code (S)(S) 25500 et seq., and regulations promulgated thereunder, as amended,
                  -- ---
and (iv) petroleum; "hazardous waste" shall mean (i) any waste listed as or meeting the identified characteristics of a "hazardous waste" under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S)(S) 6901 et seq., and
                                                             -- ---
regulations promulgated pursuant thereto, as amended (collectively, "RCRA"),
(ii) any waste meeting the identified characteristics of "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under the California Hazardous Waste Control Law, California Health & Safety Code (S)(S) 25100 et
                                                                          --
seq., and regulations promulgated pursuant thereto, as amended (collectively,
---
the "CHWCL"), and/or (iii) any waste meeting the identified characteristics of "medical waste" under California Health & Safety Code (S)(S) 25015-25027.8, and regulations promulgated thereunder, as amended; and "hazardous waste facility" shall mean a hazardous waste facility as defined under the CHWCL.

        (b) Without limiting the generality of the obligations set forth in
Section 13.4 of
this Lease:

        (i) Tenant covenants not to cause or permit any hazardous substance or hazardous waste to be brought upon, kept, stored or used in or about the Property without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, except that Tenant, in connection with its permitted use of the Property as provided in Section 13.1, may keep, store and use materials that constitute hazardous substances which are customary for such permitted use, provided such hazardous substances are kept, stored and used in quantities which are customary for such permitted use and are kept, stored and used in full compliance with clauses (ii) and (iii) immediately below.

        (ii) Tenant covenants that it will comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the receipt, use, handling, generation, transportation, storage, treatment and/or disposal of hazardous substances or wastes by Tenant or its agents or employees, and Tenant will provide Landlord with copies of all permits, licenses, registrations and other similar documents that authorize Tenant to conduct any such activities in connection with its authorized use of the Property from time to time.

        (iii) Tenant agrees that it shall not (A) operate on or about the Property any facility required to be permitted or licensed as a hazardous waste facility or for which interim status as such is required, nor (B) store any hazardous wastes on or about the Property for ninety (90) days or more, nor (C) conduct any other activities on or about the Property that could result in the Property being deemed to be a "hazardous waste facility" (including, but not limited to, any storage or treatment of hazardous substances or hazardous wastes which could have such a result).

        (iv) Tenant agrees to comply with all applicable laws, rules, regulations, orders and permits relating to underground storage tanks installed by Tenant or its agents or employees (including any installation, monitoring, maintenance, closure and/or removal of such tanks) as such tanks are defined in California Health & Safety Code (S) 25281(x), including, without limitation, complying with California Health & Safety Code (S)(S) 25280-25299.7 and the regulations promulgated thereunder, as amended. Tenant shall furnish to Landlord copies of all registrations and permits issued to or held by Tenant from time to time for any and all underground storage tanks.

        (v) If applicable, Tenant shall provide Landlord in writing the following information and/or documentation at the commencement of this Lease and within sixty (60) days of any change in or addition to the required information and/or documentation (provided, however, that in the case of the materials
                      --------
described in subparagraphs (B), (C) and (E) below, Tenant shall not be required to deliver copies of such materials to Landlord but shall maintain copies of such materials to such extent and for such periods as may be required by applicable law and shall permit Landlord or its representatives to inspect such materials during normal business hours at any time and from time to time upon reasonable notice to Tenant):

          (A) A list of all hazardous substances and/or wastes that Tenant receives, uses, handles, generates, transports, stores, treats or disposes of from time to time in connection with its operations on the Property.

          (B) All Material Safety Data Sheets ("MSDS's"), if any, required to be completed with respect to operations of Tenant at the Property from time to time in accordance with Title 26, California Code of Regulations (S) 8-5194 or 42 U.S.C. (S) 11021, or any amendments thereto, and any Hazardous Materials Inventory Sheets that detail the MSDS's.

          (C) All hazardous waste manifests (as defined in Title 26, California Code of Regulations (S) 22-66481), if any, that Tenant is required to complete from time to time in connection with its operations at the Property.

          (D) A copy of any Hazardous Materials Management Plan required from time to time with respect to Tenant's operations at the Property, pursuant to California Health & Safety Code (S)(S) 25500 et seq., and any regulations
                                             -- ---
promulgated thereunder, as amended.

          (E) Copies of any Contingency Plans and Emergency Procedures required of Tenant from time to time due to its operations in accordance with Title 26, California Code of Regulations (S)(S) 22-67140 et seq., and any amendments
                                               -------
thereto, and copies of any Training Programs and Records required under Title 26, California Code of Regulations, (S) 22-67105, and any amendments thereto.

          (F) Copies of any biennial reports required to be furnished to the California Department of Health Services from time to time relating to hazardous substances or wastes, pursuant to Title 26, California Code of Regulations, (S) 22-66493, and any amendments thereto.

          (G) Copies of all industrial wastewater discharge permits issued to or held by Tenant from time to time in connection with its operations on the Property.

          (H) Copies of any other lists or inventories of hazardous substances and/or wastes on or about the Property that Tenant is otherwise required to prepare and file from time to time with any governmental or regulatory authority.

          (vi) Tenant shall secure Landlord's prior written approval for any proposed receipt, storage, possession, use, transfer or disposal of "radioactive materials" or "radiation," as such materials are defined in Title 26, California Code of Regulations (S) 17-30100, and/or any other materials possessing the characteristics of the materials so defined, which approval Landlord may withhold in its sole and absolute discretion; provided, that such approval shall
                                              --------
not be required for any radioactive materials for which Tenant has secured prior written approval of the Nuclear Regulatory Commission and delivered to Landlord a copy of such approval. Tenant, in connection with any such authorized receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation, shall:

          (A) Comply with all federal, state and local laws, rules, regulations, orders, licenses and permits;

          (B) Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord or its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, a list of all radioactive materials or radiation received, stored, possessed, used, transferred or disposed of from time to time, to the extent not already disclosed through delivery of a copy of a Nuclear Regulatory Commission approval with respect thereto as contemplated above; and

          (C) Maintain, to such extent and for such periods as may be required by applicable law, and permit Landlord or its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, all licenses, registration materials, inspection reports, governmental orders and permits in connection with the receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation from time to time.

          (vii) Tenant agrees to comply with any and all applicable laws, rules, regulations and orders of any governmental authority with respect to the release into the environment of any hazardous wastes or substances or radiation or radioactive materials by Tenant or its agents or employees. Tenant agrees to give Landlord immediate verbal notice of any unauthorized release of any such hazardous wastes or substances or radiation or radioactive materials into the environment, and to follow such verbal notice with written notice to Landlord of such release within twenty-four (24) hours of the time at which Tenant became aware of such release.

          (viii) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses (including, but not limited to, loss of rental income and loss due to business interruption), damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (A) any failure by Tenant to comply with any provisions of this paragraph (b), or (B) any receipt, use handling, generation, transportation, storage, treatment, release and/or disposal of any hazardous substance or waste or any radioactive material or radiation on or about the Property in connection with Tenant's use or occupancy of the Property or as a result of any intentional or negligent acts or omissions of Tenant or of any agent or employee of Tenant.

          (ix) Tenant agrees to cooperate with Landlord in furnishing Landlord with complete information regarding Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of any hazardous substances or wastes or radiation or radioactive materials. Upon request, Tenant agrees to grant Landlord reasonable access at reasonable times to the Property to inspect Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of hazardous substances or wastes or radiation or radioactive materials, without being deemed guilty of any disturbance of Tenant's use or possession and without being liable to Tenant in any manner.

          (x) Notwithstanding Landlord's rights of inspection and review under this paragraph (b), Landlord shall have no obligation or duty to so inspect or review, and no third party shall be entitled to rely on Landlord to conduct any sort of inspection or review by reason of the provisions of this paragraph (b).

          (xi) If Tenant receives, handles, uses, stores, transports, generates, treats and/or disposes of any hazardous substances or wastes or radiation or radioactive materials on or about the Property at any time during the term of this Lease, then within thirty (30) days after termination or expiration of this Lease, Tenant at its sole cost and expense shall obtain and deliver to Landlord an environmental study, performed by an expert reasonably satisfactory to Landlord, evaluating the presence or absence of hazardous substances and wastes, radiation and radioactive materials on and about the Property. Such study shall be based on a reasonable and prudent level of tests and investigations of the Property which tests shall be conducted no earlier than the date of termination or expiration of this Lease. Liability for any remedial actions required or recommended on the basis of such study shall be allocated in accordance with Sections 13.4, 13.6, 14.6 and other applicable provisions of this Lease.

        (c) Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (i) the presence on the Property of any hazardous substances or wastes or radiation or radioactive materials present on the Property as of the Commencement Date (other than as a result of any intentional or negligent acts or omissions of Tenant or of any agent or employee of Tenant), and/or (ii) any unauthorized release into the environment (including, but not limited to, the Site) of any hazardous substances or wastes or radiation or radioactive materials to the extent such release results from the negligence of or willful misconduct or omission by Landlord or its agents or employees.

        (d) In the event of any third-party claims, losses, damages, liabilities, costs, legal fees and expenses of any sort (including, but not limited to, costs incurred with respect to any government-mandated remediation), against either Landlord or Tenant or both, arising out of or relating to (i) the presence on the Property of any hazardous substances or wastes or radiation or radioactive materials not present on the Property as of the Commencement Date (except to the extent the presence thereof is already covered by an express indemnification obligation under Section 13.6(b)(viii) or Section 13.6(c), as applicable), and/or (ii) any unauthorized release into the environment (including, but not limited to, the Site) of any hazardous substances or wastes or radiation or radioactive materials (except to the extent such release is already covered by an express indemnification obligation under Section 13.6(b)(viii) or Section 13.6(c), as applicable), then (x) Landlord and Tenant shall cooperate reasonably and in good faith in the defense of such third-party claims, liabilities and related matters and (y) Landlord and Tenant shall each bear fifty percent

(50%) of the total claims, losses, damages, liabilities, costs, legal fees and expenses incurred by Landlord and/or Tenant in connection with matters covered by this Section 13.6(d). For purposes of the sharing of expenses contemplated in clause (y) of the preceding sentence, the party directly paying or incurring such costs or expenses shall be entitled to invoice the other party from time to time (on a monthly basis or at other appropriate intervals) for such other party's respective share thereof, which invoice shall be accompanied by copies of third-party invoices or other reasonable documentation supporting the invoiced amounts, and the party receiving such invoice shall pay its share as reflected in the applicable invoice within fifteen (15) days after receipt thereof, unless the parties agree otherwise. Within three (3) months after receipt of any such invoice, the party receiving the invoice shall be entitled, upon reasonable written notice and during normal business hours, to inspect and examine the books and records of the party submitting the invoice with respect to the invoiced amounts. Any dispute with respect thereto that the parties are unable to resolve by good faith negotiations shall be resolved by an independent audit using the same procedure set forth in Section 9.3(b).


                          14.  INSURANCE AND INDEMNITY
                               -----------------------

  14.1  Liability and Property Insurance.
        --------------------------------

        (a) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, commercial general liability insurance to protect against liability arising out of or related to the use of or resulting from any accident occurring in, upon or about the Property, with combined single limit of liability of not less than Five Million Dollars ($5,000,000) per occurrence for bodily injury and property damage. Such insurance shall name Landlord and its partners, shareholders, agents and employees as additional insureds thereunder. The amount of such insurance shall not be construed to limit any liability or obligation of Tenant under this Lease. Tenant shall also procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, product liability insurance on terms and in amounts satisfactory to Landlord in its reasonable discretion.

        (b) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord's cost and expense (but reimbursable as an Operating Expense under Section 9.2 hereof), commercial general liability insurance to protect against liability arising out of or related to the use of or resulting from any accident occurring in, upon or about the Property, with combined single limit of liability of not less than Five Million Dollars ($5,000,000) per occurrence for bodily injury and property damage.

        (c) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord's cost and expense (but reimbursable as an Operating Expense under Section 9.2 hereof), fire and extended coverage insurance for the Building Shell (as defined in Exhibit C) and
                                                                  ---------
for the improvements in the Common Areas of the Property on a full replacement cost basis, and for the Interior Improvements in an amount not less than the total amount contributed by Landlord toward the payment for the Interior Improvements pursuant to Exhibit C. Such insurance may include earthquake coverage to
            ---------
the extent Landlord in its discretion elects to carry such coverage, and shall have such deductibles and other terms as Landlord in its discretion determines to be appropriate. Except as expressly set forth in this paragraph (c), Landlord shall have no obligation to insure the Interior Improvements and shall, in all events, have no obligation to insure any other alterations, additions or improvements installed by Tenant on or about the Property.

        (d) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, fire and extended coverage insurance for the Interior Improvements in an amount not less than the full replacement cost thereof, less the amount of coverage required to be carried on the Interior Improvements by Landlord pursuant to Section 14.1(c), and shall have sole responsibility for insurance coverage of any other alterations, additions or improvements installed by Tenant on the Property to the extent Tenant deems such coverage appropriate. Tenant's insurance under this paragraph (d) may include earthquake coverage to the extent Tenant in its discretion elects to carry such coverage, and shall have such deductibles and other terms as Tenant in its discretion determines to be appropriate.

        (e) All policies of property insurance carried under paragraphs (c) and
(d) of this Section 14.1 shall provide protection against "all perils of direct physical damage" (as defined by the Insurance Services Office) on all insured property. Each insuring party shall cause the other party to be named as an additional insured on such policy to the extent of the coverage for the Interior Improvements. Replacement cost for purposes hereof shall be determined periodically on such reasonable basis as Landlord and Tenant may determine.
Such insurance policies (i) shall be written by companies rated B+ or better, with a financial rating of not less than Class VII, in "Best's Insurance Guide," and authorized to do business in California; (ii) shall be written to apply to covered property damage and other covered loss occurring during the policy term, or the onset of which occurred or arose during such policy term; (iii) shall be endorsed, in the case of Tenant's property insurance, to name Landlord's lender ("Lender"), if any, holding the lien of a mortgage or deed of trust on the Building and Interior Improvements from time to time as a loss payee, provided that a condition of such endorsement shall be that at all times during the effectiveness of the endorsement there shall be in full force and effect an agreement among Landlord, Tenant and Lender pursuant to which Lender agrees that, in the event of an insured occurrence, Lender will make available to Tenant such part or all of the proceeds of insurance on the Interior Improvements which are received by Lender as are required for the repair or replacement of the Interior Improvements, except as otherwise provided in
Section 17.1 hereof in the event of a termination of this Lease; (iv) shall provide that the respective coverages shall be primary and not contributing with or in excess of any coverage that the other party may carry; (v) shall be endorsed to provide the other party with not less than thirty (30) days' notice of cancellation; and (vi) shall provide for a deductible of not to exceed $10,000 (except in the case of earthquake coverage). Each party shall deliver to the other party, on or before the Commencement Date, and thereafter at least ten (10) days before the expiration dates of expiring policies, certificates of insurance or other satisfactory evidence of the continuation of such property insurance coverage for the period indicated therein.

If either party fails to procure property insurance or to deliver certificates or other evidence thereof as required hereunder, the other party may, at its option and in addition to the other party's other remedies in the event of a default hereunder, procure the same for the benefit of such party. If, pursuant to the foregoing sentence, Tenant secures such insurance on Landlord's behalf, Tenant shall not be entitled to reimbursement of the cost thereof; if Landlord secures such insurance on Tenant's behalf, Tenant shall reimburse Landlord for the cost thereof within ten (10) business days after receipt of Landlord's invoice therefor.

  14.2  Quality Of Policies And Certificates.  All policies of insurance
        ------------------------------------
required hereunder shall be issued by responsible insurers and, in the case of policies carried or required to be carried by Tenant, shall be written as primary policies not contributing with and not in excess of any coverage that Landlord may carry. Each party shall deliver to the other party certificates of insurance showing that the insuring party's required policies are in effect. If either party fails to acquire, maintain or renew any insurance required to be maintained by it under this Article 14 or to pay the premium therefor, then the other party, at its option and in addition to its other remedies, but without obligation so to do, may procure such insurance, and any sums expended by Landlord to procure any such insurance on behalf of or in place of Tenant shall be repaid upon demand, with interest as provided in Section 3.2 hereof. Tenant shall obtain written undertakings from each insurer under policies required to be maintained by it to notify all insureds thereunder at least thirty (30) days prior to cancellation.

  14.3  Workers' Compensation.  Tenant shall maintain in full force and effect
        ---------------------
during the term of this Lease workers' compensation insurance covering all of Tenant's employees working on the Property, with a minimum limit of liability of not less than Five Hundred Thousand Dollars ($500,000) per accident/disease.

  14.4  Waiver Of Subrogation.  To the extent permitted by law and without
        ---------------------
affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other
(i) damage to property, (ii) damage to the Property or any part thereof, or
(iii) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and claims under subparts (i)-(iii) hereof are covered, and only to the extent of such coverage, by insurance actually carried or required to be carried hereunder by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any insurance carrier. Each party shall procure a clause or endorsement on any property insurance policy denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Coverage provided by insurance maintained by Tenant shall not be limited, reduced or diminished by virtue of the subrogation waiver herein contained.

  14.5  Increase In Premiums.  Tenant shall do all acts and pay all expenses
        --------------------
necessary to insure that the Property is not used for purposes prohibited by any applicable fire insurance, and that Tenant's use of the Property complies with all requirements necessary to obtain any such insurance. If Tenant uses or permits the Property to be used in a manner which increases the existing rate of any insurance on the Property carried by Landlord, Tenant shall pay the amount of the increase in premium caused thereby, and Landlord's costs of obtaining other replacement insurance policies, including any increase in premium, within ten (10) days after demand therefor by Landlord.

  14.6  Indemnification.
        ---------------

        (a) Tenant shall indemnify, defend and hold Landlord, its partners, shareholders, officers, directors, agents and employees harmless from any and all liability for bodily injury to or death of any person, or loss of or damage to the property of persons, and all actions, claims, demands, costs (including, but not limited to, reasonable attorneys' fees), damages or expenses arising therefrom which may be brought or made against Landlord or which Landlord may pay or incur by reason of the use, occupancy and enjoyment of the Property by Tenant or any invitees, sublessees, agents or employees of Tenant or holding under Tenant from any cause whatsoever other than negligence or willful misconduct or omission by Landlord, its agents or employees. Landlord, its partners, shareholders, officers, directors, agents and employees shall not be liable for, and Tenant hereby waives all claims against such persons for, damages to goods, wares and merchandise in or upon the Property, or for injuries to Tenant, its agents or third persons in or upon the Property, from any cause whatsoever other than negligence or willful misconduct or omission by Landlord, its agents or employees. Tenant shall give prompt notice to Landlord of any casualty or accident in, on or about the Property.

        (b) Landlord shall indemnify, defend and hold Tenant, its shareholders, officers, directors, agents and employees harmless from liability for bodily injury to or death of any person, or loss of or damage to the property of persons, and all actions, claims, demands, costs (including, but not limited to, reasonable attorneys' fees), damages or expenses arising therefrom which may be brought or made against Tenant or which Tenant may pay or incur, to the extent such liabilities or other matters arise by reason of any negligence or willful misconduct or omission by Landlord, its agents or employees.

  14.7  Blanket Policy.  Any policy required to be maintained hereunder may be
        --------------
maintained under a so-called "blanket policy" insuring other parties and other locations so long as the amount of insurance required to be provided hereunder is not thereby diminished.

                          15.  SUBLEASE AND ASSIGNMENT
                               -----------------------

  15.1  Assignment And Sublease Of Property.  Tenant shall not have the right or
        -----------------------------------
power to assign its interest in this Lease, or make any sublease of the Property or any portion thereof, nor shall any interest of Tenant under this Lease be assignable involuntarily or by operation of law, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any purported sublease or assignment of Tenant's interest in this Lease requiring but not having received Landlord's consent thereto shall be void. Without limiting the generality of the foregoing, Landlord may withhold consent to any proposed subletting or assignment solely on the ground, if applicable, that the use by the proposed subtenant or assignee is reasonably likely to be incompatible with Landlord's use of any adjacent property owned or operated by Landlord, unless the proposed use is within the permitted uses specified in Section 13.1, in which event it shall not be reasonable for Landlord to object to the proposed use. Any dissolution, consolidation, merger or other reorganization of Tenant, or any sale or transfer of the stock of or other interest in Tenant, or any series of one or more of such events, involving in the aggregate a change of fifty percent (50%) or more in the beneficial ownership of Tenant or its assets shall be deemed to be an assignment hereunder and shall be void without the prior written consent of Landlord as required above. Notwithstanding the foregoing, (i) an initial public offering of the common stock of Tenant shall not be deemed to be an assignment hereunder; and (ii) Tenant shall have the right to assign this Lease or sublet the Premises, or any portion thereof, without Landlord's consent (but with prior or concurrent written notice by Tenant to Landlord), to any entity which controls, is controlled by, or is under common control with Tenant, or to any entity which results from a merger or consolidation with Tenant, or to any entity engaged in a joint venture with Tenant, or to any entity which acquires substantially all of the stock or assets of Tenant, as a going concern, with respect to the business that is being conducted on the Property (hereinafter each a "Permitted Transfer"). In addition, a sale or transfer of the capital stock of Tenant shall be deemed a Permitted Transfer if (x) such sale or transfer occurs in connection with any bona fide financing or
                                               ---------
capitalization for the benefit of Tenant, or (y) Tenant becomes a publicly traded corporation. Landlord shall have no right to terminate this Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer. Except as expressly set forth in this Section 15.1, however, the provisions of Section 15.2 shall remain applicable to any Permitted Transfer and the transferee under such Permitted Transfer shall be and remain subject to all of the terms and provisions of this Lease.

  15.2  Rights Of Landlord.  Consent by Landlord to one or more assignments of
        ------------------
this Lease, or to one or more sublettings of the Property or any portion thereof, or collection of rent by Landlord from any assignee or sublessee, shall not operate to exhaust Landlord's rights under this Article 15, nor constitute consent to any subsequent assignment or subletting. No assignment of Tenant's interest in this Lease and no sublease shall relieve Tenant of its obligations hereunder, notwithstanding any waiver or extension of time granted by Landlord to any assignee or sublessee, or the failure of Landlord to assert its rights against any assignee or sublessee, and regardless of whether Landlord's consent thereto is given or required to be given hereunder. In the event of a default by any assignee, sublessee or other successor of Tenant in the performance of any of the terms or obligations of Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any such assignee, sublessee or other successor. In addition, Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Property as permitted under this Lease, and Landlord, as Tenant's assignee and as attorney-in-fact for Tenant, or any receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent and to retain all sublease profits.


                    16.  RIGHT OF ENTRY AND QUIET ENJOYMENT
                         ----------------------------------

  16.1  Right Of Entry.  Landlord and its authorized representatives shall have
        --------------
the right to enter the Property at any time during the term of this Lease during normal business hours and upon not less than twenty-four (24) hours prior notice, except in the case of emergency (in which event no notice shall be required and entry may be made at any time), for the purpose of inspecting and determining the condition of the Property or for any other proper purpose including, without limitation, to make repairs, replacements or improvements which Landlord may deem necessary, to show the Property to prospective purchasers, to show the Property to prospective tenants (but only during the final year of the term of this Lease), and to post notices of nonresponsibility. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, quiet enjoyment or other damage or loss to Tenant by reason of making any repairs or performing any work upon the Initial Building or the Property or by reason of erecting or maintaining any protective barricades in connection with any such work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever, provided, however, Landlord shall use reasonable efforts to minimize the inconvenience to Tenant's normal business operations caused thereby.

  16.2  Quiet Enjoyment.  Landlord covenants that Tenant, upon paying the rent
        ---------------
and performing its obligations hereunder and subject to all the terms and conditions of this Lease, shall peacefully and quietly have, hold and enjoy the Property throughout the term of this Lease, or until this Lease is terminated as provided by this Lease.

                            17.  CASUALTY AND TAKING
                                 -------------------

  17.1  Damage or Destruction.
        ---------------------

        (a) If the Initial Building, or the Common Areas of the Property necessary for Tenant's use and occupancy of the Initial Building, are damaged or destroyed in whole or in part under circumstances in which (i) repair and restoration is permitted under applicable governmental laws, regulations and building codes then in effect and (ii) repair and restoration reasonably can be completed within a period of one (1) year following the date of the occurrence, then Landlord, as to the Common Areas of the Property and the Building Shell, and Tenant, as to the Interior Improvements, shall commence and complete, with all due diligence and as promptly as is reasonably practicable under the conditions then existing, all such repair and restoration as may be required to return the affected portions of the Property to the condition existing immediately prior to the occurrence. In connection with any such reconstruction of the Interior Improvements, Landlord shall use its best efforts (including, without limitation, any necessary negotiation or intercession with Landlord's Lender, if any) to promptly make any proceeds of Landlord's property insurance with respect to the Interior Improvements (up to a maximum amount equal to the amounts originally contributed by Landlord toward the construction of the Interior Improvements) available to Tenant for such reconstruction, subject only to such payment controls as Landlord and its Lender and insurer, or any of them, may reasonably require in order to ensure the proper application of such proceeds toward the reconstruction of the Interior Improvements pursuant to this
Section 17.1. In the event of damage or destruction the repair of which is not permitted under applicable governmental laws, regulations and building codes then in effect, if such damage or destruction (despite being corrected to the extent then permitted under applicable governmental laws, regulations and building codes) would still materially impair Tenant's ability to conduct its business in the Initial Building, then either party may terminate this Lease as of the date of the occurrence by giving written notice to the other within thirty (30) days after the date of the occurrence; if neither party timely elects such termination, or if such damage or destruction does not materially impair Tenant's ability to conduct its business in the Initial Building, then this Lease shall continue in full force and effect, except that there shall be an equitable adjustment in monthly minimum rental and of Tenant's Operating Cost Share of Operating Expenses, based upon the extent to which Tenant's ability to conduct its business in the Initial Building is impaired, and Landlord and Tenant respectively shall restore the Building Shell and the Interior Improvements to a complete architectural whole and to a functional condition.
In the event of damage or destruction which cannot reasonably be repaired within one (1) year following the date of the occurrence, then either Landlord or Tenant, at its election, may terminate this Lease as of the date of the occurrence by giving written notice to the other within thirty (30) days after the date of the occurrence; if neither party timely elects such termination, then this Lease shall continue in full force and effect and Landlord and Tenant shall each repair and restore applicable portions of the Property in accordance with the first sentence of this Section 17.1.

        (b) The respective obligations of Landlord and Tenant pursuant to
Section 17.1(a) are subject to the following limitations:

          (i) If the occurrence results from a peril which is required to be insured pursuant to Section 14.1(c) and (d) above, the obligations of either party shall not exceed the amount of insurance proceeds received from insurers by reason of such occurrence, plus the amount of the party's permitted deductible (provided that each party shall be obligated to use its best efforts to recover any available proceeds from the insurance which it is required to maintain pursuant to the provisions of Section 14.1(c) or (d), as applicable), and, if such proceeds are insufficient, either party may terminate the Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall; and

          (ii) If the occurrence results from a peril which is not required to be insured pursuant to Section 14.1(c) and (d) above, Landlord shall be required to repair and restore the Building Shell and Common Areas to the extent necessary for Tenant's continued use and occupancy of the Initial Building, and Tenant shall be required to repair and restore the Interior Improvements to the extent necessary for Tenant's continued use and occupancy of the Initial Building, provided that each party's obligation to repair and restore shall not
          --------
exceed an amount equal to five percent (5%) of the replacement cost of the Building Shell and Common Area improvements, as to Landlord, or five percent (5%) of the replacement cost of the Interior Improvements, as to Tenant; if the replacement cost as to either party exceeds such amount, then the party whose limit has been exceeded may terminate this Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall.

        (c) If this Lease is terminated pursuant to the foregoing provisions of this Section 17.1 following an occurrence which is a peril required to be insured against pursuant to Section 14.1(c) and (d), Landlord and Tenant agree (and any Lender shall be asked to agree) that there shall be paid from such insurance proceeds (i) to Landlord, the proceeds of Landlord's property insurance on the Building Shell, (ii) to Landlord, a portion of the aggregate proceeds of Landlord's and Tenant's property insurance on the Interior Improvements equal to a fraction, the numerator of which is the insurable value, immediately prior to the occurrence, of the Interior Improvements that would have belonged to Landlord upon termination of this Lease in accordance with the provisions of Section 11.2 and the denominator of which is the total insurable value, immediately prior to the occurrence, of all of the Interior Improvements, and (iii) to Tenant, a portion of the aggregate proceeds of Landlord's and Tenant's property insurance on the Interior Improvements equal to a fraction, the numerator of which is the insurable value, immediately prior to the occurrence, of the Interior Improvements that would have belonged to Tenant upon termination of this Lease in accordance with the provisions of Section 11.2 and the denominator of which is the total insurable value, immediately prior to the occurrence, of all of the Interior Improvements.

        (d) From and after the date of an occurrence resulting in damage to or destruction of the Initial Building or of the Common Areas necessary for Tenant's use and occupancy of the Initial Building, and continuing until repair and restoration thereof are completed, there shall be an equitable abatement of minimum rental and of Tenant's Operating Cost Share of Operating Expenses based upon the degree to which Tenant's ability to conduct its business in the Initial

Building is impaired.

  17.2  Condemnation.
        ------------

        (a) If during the term of this Lease the Property or Improvements, or any substantial part of either, is taken by eminent domain or by reason of any public improvement or condemnation proceeding, or in any manner by exercise of the right of eminent domain (including any transfer in avoidance of an exercise of the power of eminent domain), or receives irreparable damage by reason of anything lawfully done under color of public or other authority, then (i) this Lease shall terminate as to the entire Property at Landlord's election by written notice given to Tenant within sixty (60) days after the taking has occurred, and (ii) this Lease shall terminate as to the entire Property at Tenant's election, by written notice given to Landlord within thirty (30) days after the nature and extent of the taking have been finally determined, if the portion of the Property taken is of such extent and nature as substantially to handicap, impede or permanently impair Tenant's use of the balance of the Property. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty
(30) days nor later than ninety (90) days after Tenant has notified Landlord of Tenant's election to terminate, except that this Lease shall terminate on the date of taking if such date falls on any date before the date of termination designated by Tenant. If neither party elects to terminate this Lease as hereinabove provided, this Lease shall continue in full force and effect (except that there shall be an equitable abatement of minimum rental and of Tenant's Operating Cost Share of Operating Expenses based upon the degree to which Tenant's ability to conduct its business in the Initial Building is impaired), Landlord shall restore the Building Shell and Common Area improvements to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking, and Tenant shall restore the Interior Improvements and Tenant's other alterations, additions and improvements to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking. In connection with any such restoration, each party shall use its respective best efforts (including, without limitation, any necessary negotiation or intercession with its respective lender, if any) to ensure that any severance damages or other condemnation awards intended to provide compensation for rebuilding or restoration costs are promptly collected and made available to Landlord and Tenant in portions reasonably corresponding to the cost and scope of their respective restoration obligations, subject only to such payment controls as either party or its lender may reasonably require in order to ensure the proper application of such proceeds toward the restoration of the Improvements. Each party waives the provisions of Code of Civil Procedure
Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial condemnation of the Property.

        (b) The respective obligations of Landlord and Tenant pursuant to
Section 17.2(a) are subject to the following limitations:

          (i) Each party's obligation to repair and restore shall not exceed, net of any condemnation awards or other proceeds available for and allocable to such restoration as contemplated in Section 17.2(a), an amount equal to five percent (5%) of the replacement cost of the Building Shell and Common Area improvements, as to Landlord, or five percent (5%) of the replacement cost of the Interior Improvements, as to Tenant; if the replacement cost as to either party exceeds such amount, then the party whose limit has been exceeded may terminate this Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall; and

          (ii) If this Lease is terminated pursuant to the foregoing provisions of this Section 17.2, or if this Lease remains in effect but any condemnation awards or other proceeds become available as compensation for the loss or destruction of any of the Improvements, then Landlord and Tenant agree (and any Lender shall be asked to agree) that there shall be paid from such award or proceeds (i) to Landlord, the award or proceeds attributable or allocable to the Building Shell and/or Common Area improvements, and (ii) to Landlord and Tenant, respectively, portions of the award or proceeds attributable or allocable to the Interior Improvements, in the respective proportions in which Landlord and Tenant would have shared, under Section 17.1(c), the proceeds of any insurance proceeds following loss or destruction of such Interior Improvements by an insured casualty.

  17.3  Reservation Of Compensation.  Landlord reserves, and Tenant waives and
        ---------------------------
assigns to Landlord, all rights to any award or compensation for damage to the Improvements, the Property and the leasehold estate created hereby, accruing by reason of any taking in any public improvement, condemnation or eminent domain proceeding or in any other manner by exercise of the right of eminent domain or of anything lawfully done by public authority, except that (a) Tenant shall be entitled to any and all compensation or damages paid for or on account of Tenant's moving expenses, trade fixtures and equipment, and (b) any condemnation awards or proceeds described in Section 17.2(b)(ii) shall be allocated and disbursed in accordance with the provisions of Section 17.2(b)(ii), notwithstanding any contrary provisions of this Section 17.3.

  17.4  Restoration Of Improvements.  In connection with any repair or
        ---------------------------
restoration of Improvements by either party following a casualty or taking as hereinabove set forth, the party responsible for such repair or restoration shall, to the extent possible, return such Improvements to a condition substantially equal to that which existed immediately prior to the casualty or taking. To the extent such party wishes to make material modifications to such Improvements, such modifications shall be subject to the prior written approval of the other party (not to be unreasonably withheld or delayed), except that no such approval shall be required for modifications that are required by applicable governmental authorities as a condition of the repair or restoration, unless such required modifications would impair or impede Tenant's conduct of its business in the Initial Building (in which case any such modifications in Landlord's work shall require Tenant's consent, not unreasonably withheld or delayed) or would materially and adversely affect the exterior appearance, the structural integrity or the mechanical or other operating systems of the Initial Building (in which case any such modifications in Tenant's work shall require Landlord's consent, not unreasonably withheld or delayed).

                                 18.  DEFAULT
                                      -------

  18.1  Events Of Default.  The occurrence of any of the following shall
        -----------------
constitute an event of default on the part of Tenant:

        (a) Abandonment.  Abandonment of the Property.  "Abandonment" is hereby
            -----------
defined to include, but is not limited to, any absence by Tenant from the Property for fifteen (15) consecutive days or more while Tenant is in default under any other provision of this Lease. Tenant waives any right Tenant may have to notice under Section 1951.3 of the California Civil Code, the terms of this subsection (a) being deemed such notice to Tenant as required by said
Section 1951.3;

        (b) Nonpayment.  Failure to pay, when due, any amount payable to
            ----------
Landlord hereunder, such failure continuing for a period of five (5) days after written notice of such failure;

        (c) Other Obligations.  Failure to perform any obligation, agreement or
            -----------------
covenant under this Lease other than those matters specified in subsection (b) hereof, such failure continuing for fifteen (15) days after written notice of such failure; provided, however, that if such failure is curable in nature but
              --------
cannot reasonably be cured within such 15-day period, then Tenant shall not be in default if, and so long as, Tenant promptly (and in all events within such 15-day period) commences such cure and thereafter diligently pursues such cure to completion;

        (d) General Assignment.  A general assignment by Tenant for the benefit
            ------------------
of creditors;

        (e) Bankruptcy.  The filing of any voluntary petition in bankruptcy by
            ----------
Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease. Specifically, but without limiting the generality of the foregoing, such adequate assurances must include assurances that the Property continues to be operated only for the use permitted hereunder. The provisions hereof are to assure that the basic understandings between Landlord and Tenant with respect to Tenant's use of the Property and the benefits to Landlord therefrom are preserved, consistent with the purpose and intent of applicable bankruptcy laws;

        (f) Receivership.  The employment of a receiver appointed by court order
            ------------
to take possession of substantially all of Tenant's assets or the Property, if such receivership remains undissolved for a period of thirty (30) days;

        (g) Attachment.  The attachment, execution or other judicial seizure of
            ----------
all or substantially all of Tenant's assets or the Property, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof; or

        (h) Insolvency.  The admission by Tenant in writing of its inability to
            ----------
pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

  18.2  Remedies Upon Tenant's Default.
        ------------------------------

        (a) Upon the occurrence of any event of default described in Section
18.1 hereof, Landlord, in addition to and without prejudice to any other rights or remedies it may have, shall have the immediate right to re-enter the Property or any part thereof and repossess the same, expelling and removing therefrom all persons and property (which property may be stored in a public warehouse or elsewhere at the cost and risk of and for the account of Tenant), using such force as may be necessary to do so (as to which Tenant hereby waives any claim for loss or damage that may thereby occur). In addition to or in lieu of such re-entry, and without prejudice to any other rights or remedies it may have, Landlord shall have the right either (i) to terminate this Lease and recover from Tenant all damages incurred by Landlord as a result of Tenant's default, as hereinafter provided, or (ii) to continue this Lease in effect and recover rent and other charges and amounts as they become due.

        (b) Even if Tenant has breached this Lease or abandoned the Property, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under subsection (a) hereof and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a lessor under California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations), or any successor Code section. Acts of maintenance, preservation or efforts to relet the Property or the appointment of a receiver upon application of Landlord to protect Landlord's interests under this Lease shall not constitute a termination of Tenant's right to possession.

        (c) If Landlord terminates this Lease pursuant to this Section 18.2, Landlord shall have all of the rights and remedies of a landlord provided by
Section 1951.2 of the Civil Code of the State of California, or any successor Code section, which remedies include Landlord's right to recover from Tenant (i) the worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Property, expenses of reletting, including necessary repair, renovation and alteration of the Property, reasonable attorneys' fees, and other reasonable costs. The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at ten percent (10%) per annum from the date such amounts accrued to Landlord. The "worth at the time of award" of the amounts referred to in clause (iii) above shall be computed by discounting such amount at one percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

  18.3  Remedies Cumulative.  All rights, privileges and elections or remedies
        -------------------
of Landlord contained in this Article 18 are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

                    19.  SUBORDINATION, ATTORNMENT AND SALE
                         ----------------------------------

  19.1  Subordination To Mortgage.  This Lease, and any sublease entered into by
        -------------------------
Tenant under the provisions of this Lease, shall be subject and subordinate to any ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security now or hereafter placed upon the Initial Building, the Property, or both, and the rights of any assignee of Landlord or of any ground lessor, mortgagee, trustee, beneficiary or leaseback lessor under any of the foregoing, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that such subordination in the case of any future ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security placed upon the Initial Building, the Property, or both shall be conditioned on Tenant's receipt from the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant confirming that so long as Tenant is not in default hereunder, Tenant's rights hereunder shall not be disturbed by such person or entity. Moreover, Tenant's obligations under this Lease shall be conditioned on Tenant's receipt within thirty (30) days after mutual execution of this Lease, from any ground lessor, mortgagee, trustee, beneficiary or leaseback lessor currently owning or holding a security interest in the Property, of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant confirming that so long as Tenant is not in default hereunder, Tenant's rights hereunder shall not be disturbed by such person or entity. If any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee elects to have this Lease be an encumbrance upon the Property prior to the lien of its mortgage, deed of trust, ground lease or leaseback lease or other security arrangement and gives notice thereof to Tenant, this Lease shall be deemed prior thereto, whether this Lease is dated prior or subsequent to the date thereof or the date of recording thereof. Tenant, and any sublessee, shall execute such documents as may reasonably be requested by any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee to evidence the subordination herein set forth, subject to the conditions set forth above, or to make this Lease prior to the lien of any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement, as the case may be, and if Tenant fails to do so within ten (10) days after demand from Landlord, Tenant constitutes and appoints Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead to do so. Upon any default by Landlord in the performance of its obligations under any mortgage, deed of trust, ground lease, leaseback lease or assignment, Tenant (and any sublessee) shall, notwithstanding any subordination hereunder, attorn to the mortgagee, trustee, beneficiary, ground lessor, leaseback lessor or assignee thereunder upon demand and become the tenant of the successor in interest to Landlord, at the option of such successor in interest, and shall execute and deliver any instrument or instruments confirming the attornment herein provided for.

  19.2  Sale Of Landlord's Interest.  Upon sale, transfer or assignment of
        ---------------------------
Landlord's entire interest in the Improvements and Property, Landlord shall be relieved of its obligations hereunder with respect to liabilities accruing from and after the date of such sale, transfer or assignment, except as otherwise expressly provided in Section 21.2 hereof.

  19.3  Estoppel Certificates.  Either Tenant or Landlord (the "certifying
        ---------------------
party") shall at any time and from time to time, within ten (10) days after written request by the other party (the "requesting party"), execute, acknowledge and deliver to the requesting party a certificate in writing stating: (i) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified and stating the date and the nature of each modification; (ii) the date to which rental and all other sums payable hereunder have been paid; (iii) that the requesting party is not in default in the performance of any of its obligations under this Lease, that the certifying party has given no notice of default to the requesting party and that no event has occurred which, but for the expiration of the applicable time period, would constitute an event of default hereunder, or if the certifying party alleges that any such default, notice or event has occurred, specifying the same in reasonable detail; and (iv) such other matters as may reasonably be requested by the requesting party or by any institutional lender, mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or prospective purchaser of the Property or of Tenant's leasehold interest therein. Any such certificate provided under this Section
19.3 may be relied upon by any lender, mortgagee, trustee, beneficiary, assignee or successor in interest to the requesting party, by any prospective purchaser, by any purchaser on foreclosure or sale, by any grantee under a deed in lieu of foreclosure of any mortgage or deed of trust on the Property, or by any other third party. Failure to execute and return within the required time any estoppel certificate requested hereunder shall be deemed to be an admission of the truth of the matters set forth in the form of certificate submitted to the certifying party for execution.

  19.4  Subordination to CC&R's.  This Lease, and any permitted sublease entered
        -----------------------
into by Tenant under the provisions of this Lease, shall be subject and subordinate to any declarations of covenants, conditions and restrictions affecting the Property from time to time, which may include easements, access rights and similar non-exclusive use rights and privileges in favor of appropriate third parties; provided, however, that following the execution of
                           --------
this Lease, Landlord shall not record or agree to any such declarations affecting the Property without the prior written consent of Tenant, which consent shall not be unreasonably withheld or delayed. It shall be deemed reasonable for Tenant to withhold consent to any declaration or provision thereof which impairs Tenant's rights under this Lease in any material respect. Tenant agrees to execute, upon request by Landlord, any documents reasonably required from time to time to evidence such subordination.

  19.5  Mortgagee Protection.
        --------------------

        (a) If, in connection with any future ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security placed upon the Initial Building, the Property, or both, the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor requests any changes in this Lease as a condition to its willingness to enter into or accept the ground lease, mortgage, deed of trust, sale/leaseback transaction or other hypothecation for security, then Tenant shall not unreasonably withhold or delay its consent to any such requested changes and shall execute, at the request of Landlord, an amendment to this Lease incorporating the changes thus reasonably consented to by Tenant. It shall be deemed reasonable for Tenant to withhold consent to any requested change which imposes a substantial new monetary obligation on Tenant or which otherwise substantially impairs Tenant's rights under this Lease. Tenant's obligations under this Section 19.5(a) shall be conditioned on Tenant's concurrent receipt, from the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor, of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant confirming that so long as Tenant is not in default hereunder, Tenant's rights hereunder shall not be disturbed by such person or entity.

        (b) If, following a default by Landlord under any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement covering the Property, the Property is acquired by the mortgagee, beneficiary, master lessor or other secured party, or by any other successor owner, pursuant to a foreclosure, trustee's sale, sheriff's sale, lease termination or other similar procedure (or deed in lieu thereof), then any such person or entity so acquiring the Property shall not be:

          (i) liable for any act or omission of a prior landlord or owner of the Property (including, but not limited to, Landlord);

          (ii) subject to any offsets or defenses that Tenant may have against any prior landlord or owner of the Property (including, but not limited to, Landlord);

         (iii) bound by any rent or additional rent that Tenant may have paid in advance to any prior landlord or owner of the Property (including, but not limited to, Landlord) for a period in excess of one month, or by any security deposit, cleaning deposit or other prepaid charge that Tenant may have paid in advance to any prior landlord or owner (including, but not limited to, Landlord);

          (iv) liable for any warranties or representations of any nature whatsoever, whether pursuant to this Lease or otherwise, by any prior landlord or owner of the Property (including, but not limited to, Landlord) with respect to the use, construction, zoning, compliance with laws, title, habitability, fitness for purpose or possession, or physical condition (including, without limitation, environmental matters) of the Property or Improvements; or

          (v) liable to Tenant in any amount beyond the interest of such mortgagee, beneficiary, master lessor or other secured party or successor owner in the Property as it exists from time to time, it being the intent of this provision that Tenant shall look solely to the interest of any such mortgagee, beneficiary, master lessor or other secured party or successor owner in the Property for the payment and discharge of the landlord's obligations under this Lease and that such mortgagee, beneficiary, master lessor or other secured party or successor owner shall have no separate personal liability for any such obligations.


                                 20.  SECURITY
                                      --------

  20.1  Deposit.  Concurrently with Tenant's execution of this Lease, Tenant
        -------
shall deposit with Landlord the sum of One Hundred Nineteen Thousand Two Hundred Forty and No/100 Dollars ($119,240.00), which sum (the "Security Deposit") shall be held by Landlord as security for the faithful performance of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of rental and other sums due hereunder, Landlord shall have the right, but shall not be required, to use, apply or retain all or any part of the Security Deposit for the payment of rental or any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep any deposit under this Section separate from Landlord's general funds, and Tenant shall not be entitled to interest thereon. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant or, at Landlord's option, to the last assignee of Tenant's interest hereunder, at the expiration of the term of this Lease and after Tenant has vacated the Property. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer all deposits then held by Landlord under this Section to Landlord's successor in interest, whereupon Tenant agrees to release Landlord from all liability for the return of such deposit or the accounting thereof.


                               21.  MISCELLANEOUS
                                    -------------

  21.1  Notices.  All notices, consents, waivers and other communications which
        -------
this Lease requires or permits either party to give to the other shall be in writing and shall be deemed given when delivered personally (including delivery by private courier or express delivery service) or four (4) days after deposit in the United States mail, registered or certified mail, postage prepaid, addressed to the parties at their respective addresses as follows:

  To Tenant:       (until Commencement Date)
                   Tularik Inc.
                   270 E. Grand Avenue
                   South San Francisco, CA  94080
                   Attn: James M. Gower, Chairman

                   (after Commencement Date)
                   [At the Initial Building --
                     address to be supplied]
                   Attn: James M. Gower, Chairman

  with copy to:    Cooley Godward Castro Huddleson & Tatum
                   Five Palo Alto Square, 4th Floor
                   Palo Alto, CA  94306-2155
                   Attn: Brian Cunningham

  To Landlord:     Britannia Developments, Inc.
                   1939 Harrison Street, Suite 610
                   Park Plaza Building
                   Oakland, CA  94612
                   Attn: T. J. Bristow

  with copy to:    Folger & Levin
                   Embarcadero Center West
                   275 Battery Street, 23rd Floor
                   San Francisco, CA 94111
                   Attn: Donald E. Kelley, Jr.

  and copy to:     SDK Incorporated
                   33 West Monroe Street
                   Chicago, IL  60603
                   Attn: Marshall Lees

or to such other address as may be contained in a notice at least fifteen (15) days prior to the address change from either party to the other given pursuant to this Section. Rental payments and other sums required by this Lease to be paid by Tenant shall be delivered to Landlord at Landlord's address provided in this Section, or to such other address as Landlord may from time to time specify in writing to Tenant, and shall be deemed to be paid only upon actual receipt.

  21.2  Successors And Assigns.  The obligations of this Lease shall run with
        ----------------------
the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive Landlord under this Lease shall be liable only for obligations accruing during the period of its ownership of the Property, said liability terminating upon termination of such ownership and passing to the successor lessor, except as otherwise expressly provided in the following sentence. Tenant acknowledges that it has been advised by Landlord that following execution of this Lease, Landlord intends to assign its rights and obligations hereunder (a) to a limited liability company or other entity having substantially the same ownership and management as Landlord, and/or (b) to an entity of which Landlord or an affiliate of Landlord is a general partner or has management responsibilities and equity participation comparable to those of a general partner; provided, that any such assignment
                                          --------
shall not relieve Landlord of any of its obligations under this Lease.

  21.3  No Waiver.  The failure of Landlord to seek redress for violation, or to
        ---------
insist upon the strict performance, of any covenant or condition of this Lease shall not be deemed a waiver of such violation, or prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation.

  21.4  Severability.  If any provision of this Lease or the application thereof
        ------------
is held to be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each of the provisions of this Lease shall be valid and enforceable, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under all the circumstances or would materially frustrate the purposes of this Lease.

  21.5  Litigation Between Parties.  In the event of any litigation or other
        --------------------------
dispute resolution proceedings between the parties hereto arising out of or in connection with this Lease, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable accountants' fees and attorneys' fees, incurred in connection with such proceedings (including, but not limited to, any appellate proceedings relating thereto) or in connection with the enforcement of any judgment or award rendered in such proceedings. "Prevailing party" within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

  21.6  Surrender.  A voluntary or other surrender of this Lease by Tenant, or a
        ---------
mutual termination thereof between Landlord and Tenant, shall not result in a merger but shall, at the option of Landlord, operate either as an assignment to Landlord of any and all existing subleases and subtenancies, or a termination of all or any existing subleases and subtenancies. This provision shall be contained in any and all assignments or subleases made pursuant to this Lease.

  21.7  Interpretation.  The provisions of this Lease shall be construed as a
        --------------
whole, according to their common meaning, and not strictly for or against Landlord or Tenant. The captions preceding the text of each Section and subsection hereof are included only for convenience of reference and shall be disregarded in the construction or interpretation of this Lease.

  21.8  Entire Agreement.  This written Lease, together with the exhibits
        ----------------
hereto, contains all
the representations and the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Lease and the exhibits hereto. This Lease may be modified only by an agreement in writing signed by each of the parties.

  21.9  Governing Law.  This Lease and all exhibits hereto shall be construed
        -------------
and interpreted in accordance with and be governed by all the provisions of the laws of the State of California.

  21.10 No Partnership.  The relationship between Landlord and Tenant is solely
        --------------
that of a lessor and lessee. Nothing contained in this Lease shall be construed as creating any type or manner of partnership, joint venture or joint enterprise with or between Landlord and Tenant.

  21.11 Financial Information.  From time to time Tenant shall promptly provide
        ---------------------
directly to prospective lenders and purchasers of the Property designated by Landlord such financial information pertaining to the financial status of Tenant as Landlord may reasonably request; provided, Tenant shall be permitted to provide such financial information in a manner which Tenant deems reasonably necessary to protect the confidentiality of such information. In addition, from time to time, Tenant shall provide Landlord with such financial information pertaining to the financial status of Tenant as Landlord may reasonably request. Landlord agrees that all financial information supplied to Landlord by Tenant shall be treated as confidential material, and shall not be disseminated to any party or entity (including any entity affiliated with Landlord) without Tenant's prior written consent. For purposes of this Section, without limiting the generality of the obligations provided herein, it shall be deemed reasonable for Landlord to request copies of Tenant's most recent audited annual financial statements, or, if audited statements have not been prepared, unaudited financial statements for Tenant's most recent fiscal year, accompanied by a certificate of Tenant's chief financial officer that such financial statements fairly present Tenant's financial condition as of the date(s) indicated.

        Landlord and Tenant recognize the need of Tenant to maintain the confidentiality of information regarding its financial status and the need of Landlord to be informed of, and to provide to prospective lenders and purchasers of the Property financial information pertaining to, Tenant's financial status. Landlord and Tenant agree to cooperate with each other in achieving these needs within the context of the obligations set forth in this Section. Landlord also acknowledges and agrees that Tenant's obligations to furnish information to Landlord under this Section are in all events subject to Tenant's compliance with, and may therefore be limited by, applicable securities laws.

  21.12 Costs.  If Tenant requests the consent of Landlord under any provision
        -----
of this Lease for any act that Tenant proposes to do hereunder, including, without limitation, assignment or subletting of the Property, Tenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Landlord promptly for any and all reasonable costs and expenses incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys' fees.

  21.13 Time.  Time is of the essence of this Lease, and of every term and
        ----
condition hereof.

  21.14 Rules And Regulations.  Tenant shall observe, comply with and obey, and
        ---------------------
shall cause its employees, agents and, to the best of Tenant's ability, invitees to observe, comply with and obey such rules and regulations as Landlord may promulgate from time to time for the safety, care, cleanliness, order and use of the Improvements and the Property.

  21.15 Brokers.  Landlord agrees to pay a brokerage commission to Catalyst Real
        -------
Estate Group, Tenant's broker, in connection with the consummation of this Lease in accordance with a separate agreement. Each party represents and warrants that no other broker participated in the consummation of this Lease and agrees to indemnify, defend and hold the other party harmless against any liability, cost or expense, including, without limitation, reasonable attorneys' fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations or other dealings by the indemnifying party with any other broker.

  21.16 Memorandum Of Lease.  At any time during the term of this Lease, either
        -------------------
party, at its sole expense, shall be entitled to record a memorandum of this Lease and, if either party so elects, both parties agree to cooperate in the preparation, execution, acknowledgement and recordation of such document in reasonable form.

  21.17 Corporate Authority.  The person signing this Lease on behalf of Tenant
        -------------------
warrants that he or she is fully authorized to do so and, by so doing, to bind Tenant. As evidence of such authority, Tenant shall deliver to Landlord, upon or prior to execution of this Lease, a certified copy of a resolution of Tenant's board of directors authorizing the execution of this Lease and naming the officer that is authorized to execute this Lease on behalf of Tenant.

  21.18 Execution and Delivery.  This Lease may be executed in one or more
        ----------------------
counterparts and by separate parties on separate counterparts, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

  21.19 Survival.  Without limiting survival provisions which would otherwise be
        --------
implied or construed under applicable law, the provisions of Sections 2.6, 9.4, 11.2, 11.3, 11.4, 13.6, 14.6 and 21.5 hereof shall survive the termination of this Lease with respect to matters occurring prior to the expiration of this Lease.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first set forth above.


"Landlord"                             Tenant"

BRITANNIA DEVELOPMENTS, INC.,   TULARIK INC., a California
a California corporation        corporation

By: /s/ T. J. Bristow           By: /s/ James M. Gower
    -----------------              ------------------------------
  T. J. Bristow
  President                     Its:
                                     ----------------------------

                                    EXHIBITS
                                    --------


               EXHIBIT A        Real Property Description (Site)

               EXHIBIT B        Site Plan

               EXHIBIT C        Workletter

               EXHIBIT D        Estimated Construction Schedule

               EXHIBIT E        Acknowledgement of Lease Commencement

                                   EXHIBIT A
                                   ---------

                        REAL PROPERTY DESCRIPTION (SITE)
                        --------------------------------

All that certain real property in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:

Parcel One:

Parcel C as designated on the Map entitled "PARCEL MAP NO. 89-268", being a resubdivision of Lots 4, 5, 6 and 7 of that certain Map entitled "FINAL MAP GATEWAY CENTER" (SA-81-74) filed in the office of the Recorder of the County of San Mateo in Book 107 of Maps at Pages 27, 28, 29 and 30, which Map was filed in the Office of the Recorder of the County of San Mateo, State of California on December 12, 1989 in Book 63 of Parcel Maps at Pages 32 and 33.


Parcel Two:

A portion of that certain 0.572 acre parcel of land described in Resolution No. 900 by the City of South San Francisco, recorded August 6, 1943, in Book 1079 of Official Records of San Mateo County at Page 77, further described as follows:

A portion of Industrial Way, as shown on that certain Map entitled "Final Map Gateway Center" filed October 1, 1982, in Book 107 of Maps at Pages 27-30, San Mateo County Records, further described as follows:

Beginning at a point on the southeasterly line of said 0.572 acre parcel, also being the northwesterly line of Lot 4 as shown on said Map (104 Maps 27-30), distant thereon North 38 degrees 42 minutes 41 seconds East, 29.29 feet from the southwest corner of said Lot 4; thence along the aforementioned southeasterly line, North 38 degrees 42 minutes 41 seconds East, 356.97 feet; then northeasterly along the arc of a tangent, 980.56 foot radius curve to the left, through a central angle of 7 degrees 19 minutes 26 seconds, an arc distance of
125.34 feet to a point of reverse curvature; thence northeasterly along the arc of a tangent, 980.56 foot radius curve to the right, through a central angle of 7 degrees 19 minutes 26 seconds, an arc distance of 125.34 feet to a point of cusp, being the most northerly point of the aforementioned 0.572 acre parcel; thence along the northwesterly line of said 0.572 acre parcel, South 38 degrees 42 minutes 41 seconds West, 606.97 feet to a line which bears North 51 degrees 17 minutes 19 seconds West from the point of beginning; thence South 51 degrees 17 minutes 19 seconds East, 16.00 feet to the point of beginning.

                                   EXHIBIT B
                                   ---------

                                   SITE PLAN
                                   ---------

                                   EXHIBIT D
                                   ---------

                        ESTIMATED CONSTRUCTION SCHEDULE
                        -------------------------------

                                   EXHIBIT E
                                   ---------

                     ACKNOWLEDGEMENT OF LEASE COMMENCEMENT
                     -------------------------------------


  This Acknowledgement is executed as of _________________, 199__, by BRITANNIA GATEWAY I LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and TULARIK INC., a California corporation ("Tenant"), pursuant to Section 2.4 of the Build-to-Suit Lease dated April 20, 1995 between Landlord's predecessor, BRITANNIA DEVELOPMENTS, INC., a California corporation, and Tenant (the "Lease") covering premises located at _________________________________________________,
South San Francisco,CA 94080 (the "Property").

  Landlord and Tenant hereby acknowledge and agree as follows:

  1.  The Commencement Date under the Lease is __________________, 199__.

  2. The termination date under the Lease shall be _________________, _____, subject to any applicable provisions of the Lease for extension or early termination thereof.

  3. Based on the final cost of the Improvements and on any change orders, delays and other factors reflected in that cost, the applicable payment (if any) required under Paragraph 4 of the Workletter attached to the Lease is as follows (if none, so state):_________________________________________________________________________
______________________________________________.

  4. Tenant accepts the Property and acknowledges the satisfactory completion of all Improvements thereon required to be made by Landlord, subject only to any applicable "punch list" or similar procedures specifically provided under the Lease or under the Workletter governing such work.

  EXECUTED as of the date first set forth above.

"Landlord"                             "Tenant"

BRITANNIA GATEWAY I LIMITED            TULARIK INC., a California
PARTNERSHIP, a Delaware                corporation
limited partnership

By: BRITANNIA DEVELOPMENTS,            By: /s/ James M. Gower
                                           -----------------------------
  INC., a California corporation,      Its:
                                           -----------------------------

  Its Managing Partner

  By:  /s/ T. J. Bristow
       -----------------
       T. J. Bristow
       President

                              BUILD-TO-SUIT-LEASE


                               TABLE OF CONTENTS

1.  PROPERTY.............................................................    1
       1.1   Lease of Property...........................................    1
       1.2   Landlord's Reserved Rights..................................    1

2.  TERM.................................................................    2
       2.1   Term........................................................    2
       2.2   Early Possession............................................    2
       2.3   Delay In Possession.........................................    2
       2.4   Acknowledgement Of Lease Commencement.......................    3
       2.5   Holding Over................................................    3
       2.6   Option To Extend Term.......................................    3

3.  RENTAL...............................................................    3
       3.1   Minimum Rental..............................................    3

       3.2   Late Charge.................................................    5

4.  STOCK WARRANTS.......................................................    5
       4.1   Stock Warrants..............................................    5

5.  CONSTRUCTION.........................................................    6
       5.1   Construction of Improvements................................    6
       5.2   Condition of Property.......................................    6
       5.3   Compliance with Law.........................................    6

6.  EXPANSION BUILDING...................................................    6
       6.1   Lock-Up Option..............................................    6
       6.2   Exercise....................................................    7
       6.3   Carrying Costs..............................................    7
       6.4   First Negotiation Right and First Refusal Right to Lease....    7

7.  FIRST REFUSAL RIGHT TO PURCHASE......................................    8
       7.1   Sale Restriction............................................    8
       7.2   First Refusal Right.........................................    8
       7.3   Discount on Purchase Price..................................    9

8.  TAXES................................................................    9
       8.1   Personal Property...........................................    9
       8.2   Real Property...............................................    9

9.  OPERATING EXPENSES...................................................    9
       9.1   Liability For Operating Expenses............................    9
       9.2   Definition Of Operating Expenses............................   10
       9.3   Determination and Payment Of Operating Expenses.............   11
       9.4   Proration...................................................   11

10.  UTILITIES...........................................................   12
      10.1   Payment.....................................................   12
      10.2   Interruption................................................   12

11.  ALTERATIONS; SIGNS..................................................   12
      11.1   Right To Make Alterations...................................   12
      11.2   Title To Alterations........................................   12
      11.3   Tenant Fixtures.............................................   12
      11.4   No Liens....................................................   13
      11.5   Signs.......................................................   13

12.  MAINTENANCE AND REPAIRS.............................................   13
      12.1   Landlord's Work.............................................   13
      12.2   Tenant's Obligation For Maintenance.........................   13

13.  USE OF PROPERTY.....................................................   14
      13.1   Permitted Use...............................................   14
      13.2   [Omitted.]..................................................   14
      13.3   No Nuisance.................................................   14
      13.4   Compliance With Laws........................................   15
      13.5   Liquidation Sales...........................................   15
      13.6   Environmental Matters.......................................   15

14.  INSURANCE AND INDEMNITY.............................................   18
      14.1   Liability and Property Insurance............................   18
      14.2   Quality Of Policies And Certificates........................   20
      14.3   Workers' Compensation.......................................   20
      14.4   Waiver Of Subrogation.......................................   20
      14.5   Increase In Premiums........................................   20

      14.6   Indemnification.............................................   20
      14.7   Blanket Policy..............................................   21

15.  SUBLEASE AND ASSIGNMENT.............................................   21
      15.1   Assignment And Sublease Of Property.........................   21
      15.2   Rights Of Landlord..........................................   21

16.  RIGHT OF ENTRY AND QUIET ENJOYMENT..................................   22
      16.1   Right Of Entry..............................................   22
      16.2   Quiet Enjoyment.............................................   22

17.  CASUALTY AND TAKING.................................................   22
      17.1   Damage or Destruction.......................................   22
      17.2   Condemnation................................................   24
      17.3   Reservation Of Compensation.................................   25

      17.4   Restoration Of Improvements.................................   25

18.  DEFAULT.............................................................   25
      18.1   Events Of Default...........................................   25
      18.2   Remedies Upon Tenant's Default..............................   26
      18.3   Remedies Cumulative.........................................   27

19.  SUBORDINATION, ATTORNMENT AND SALE..................................   27
      19.1   Subordination To Mortgage...................................   27
      19.2   Sale Of Landlord's Interest.................................   27
      19.3   Estoppel Certificates.......................................   27
      19.4   Subordination to CC&R's.....................................   28
      19.5   Mortgagee Protection........................................   28

20.  SECURITY...........................................................    29

      20.1   Deposit.....................................................   29

21.  MISCELLANEOUS.......................................................   29
      21.1   Notices.....................................................   29
      21.2   Successors And Assigns......................................   30
      21.3   No Waiver...................................................   30
      21.4   Severability................................................   30
      21.5   Litigation Between Parties..................................   30
      21.6   Surrender...................................................   31
      21.7   Interpretation..............................................   31
      21.8   Entire Agreement............................................   31
      21.9   Governing Law...............................................   31
     21.10   No Partnership..............................................   31
     21.11   Financial Information.......................................   31
     21.12   Costs.......................................................   31

     21.13   Time.........................................................  31
     21.14   Rules And Regulations........................................  31
     21.15   Brokers......................................................  32
     21.16   Memorandum Of Lease..........................................  32
     21.17   Corporate Authority..........................................  32
     21.18   Execution and Delivery.......................................  32
     21.19   Survival.....................................................  32

EXHIBITS
--------



EXHIBIT A      Real Property Description (Site)


EXHIBIT B      Site Plan

EXHIBIT C      Workletter


EXHIBIT D      Estimated Construction Schedule


EXHIBIT E      Acknowledgement of Lease Commencement